Exhibit 99.1

LEASE

THIS LEASE (this “Lease”) is entered into as of January 1, 2021(the “Effective Date”), by and between ADK Georgia, LLC, a Georgia limited liability company (“Landlord”), and PS Operator LLC, a Georgia limited liability company (“Tenant”).

DEFINITIONS; PREMISES; TERM

1.1Definitions.  Certain initially capitalized terms used in this Lease are defined in Exhibit A.  All accounting terms not otherwise defined in this Lease have the meanings assigned to them in accordance with GAAP, as applicable.

1.2Lease of Premises; Ownership.

1.2.1Upon the terms and subject to the conditions set forth in this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

1.2.2Tenant acknowledges that Tenant has only the right to the possession and use of the Premises upon and subject to the terms and conditions of this Lease.  Tenant will not, at any time during the Term, take any position, whether in any tax return, public filing, contractual arrangement, financial statement or otherwise, other than that this Lease is a “true lease”.

1.3Term.  The initial term of this Lease (the “Initial Term”) shall be for the period commencing as of the Effective Date (the “Commencement Date”) and expiring at 11:59 p.m. on the Initial Expiration Date.  The term of this Lease may be extended for two (2) separate terms of five (5) years each (each, an “Extension Term”) if: (a) at least six (6), but not more than eighteen (18) months prior to the end of the then current Term, Tenant delivers to Landlord a written notice (an “Extension Notice”) that it desires to exercise its right to extend the Term for one (1) Extension Term; (b) no Event of Default shall have occurred and be continuing on the date Landlord receives the Extension Notice or on the last day of the then current Term; and (c) the Prime Lease will continue to be in effect as of the expiration of the applicable Extension Term.  During any such Extension Term, except as otherwise specifically provided for herein, all of the terms and conditions of this Lease shall remain in full force and effect.  Once delivered to Landlord, an Extension Notice shall be irrevocable.  Each Extension Term shall apply with respect to the entire Premises, and Tenant shall not be permitted to extend the Term for only a portion of the Premises.

1.4Landlord’s Termination Right. Notwithstanding anything to the contrary in this Lease, in the event that Tenant’s monthly average Adjusted EBITDA is less than One Hundred Thousand Dollars and No/100 ($100,000.00) (the “Minimum Adjusted EBITDA”) for any consecutive three month period after the sixth (6th) month of the Term, Landlord shall have the right, to be exercised, if at all, within ninety (90) days of the failure of Tenant to meet the Minimum Adjusted EBITDA for any consecutive three (3) month period, to terminate this Lease in its entirety and with respect to the entirety of the Premises, by providing Tenant written notice (“Landlord’s Termination Notice”) of Landlord’s election to so terminate this Lease (the “Landlord Termination Right”). In the event Landlord exercises the Landlord Termination Right, this Lease shall terminate as of the date specified in Landlord’s Termination Notice, which date shall be no earlier than ninety (90) days following delivery of Landlord’s Termination Notice.

1.5Net Lease.  Commencing on the first day of the fourth (4th) month of the Term, this Lease shall be and shall be construed as an absolutely net lease, commonly referred to as a “net, net, net” or “triple net” lease, pursuant to which Landlord shall not, under any circumstances or conditions, whether presently existing or hereafter arising, and whether foreseen or unforeseen by the parties, be required to make any payment or expenditure of any kind whatsoever or be under any other obligation or liability whatsoever, except as expressly set forth herein, in connection with the Premises.  All Rent payments shall be absolutely net to Landlord, free of all Impositions, utility charges, operating expenses, insurance premiums or any other charges or expenses in connection with the Premises, all of which shall be paid by Tenant. Notwithstanding anything to the contrary set forth in this Lease, this Lease shall not be a “triple net” lease prior to the first day of the fourth (4th) month of this Term (the “NNN Commencement Date”), and Tenant’s sole monetary obligation under this Lease shall be to pay the Base Rent. For the avoidance of doubt, and notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to pay any Rents during the period between the Commencement Date and the NNN Commencement Date, including without limitation any Additional Rents, Impositions, utility charges, operating expenses and insurance premiums, other than Base Rent.

Article II
RENT

2.1Base Rent.  Commencing on the Commencement Date, and for the first six (6) full months of the Term, Tenant shall pay to Landlord as base rent hereunder (the “Base Rent”), on the tenth (10th) day of each month, an amount equal to the monthly amount of Base Rent that would result in an aggregate Portfolio Coverage Ratio of 1.0 to 1. Commencing on the first day of the seventh (7th) full month of the Term, and for the subsequent seventeen (17) months of the Term, Base Rent shall be eighty percent (80%) of Adjusted EBITDAR, provided further that beginning in month thirteen (13) Base Rent may not exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) per month. Commencing on the first day of the twenty-fifth (25th) month, rent shall be One Hundred Forty Thousand and No/100 Dollars (140,000.00) per month.

2.2Additional Rent.  In addition to the Base Rent, Tenant shall also pay and discharge as and when due and payable all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under this Lease.  In the event of any failure on the part of Tenant to pay any of those items referred to in the previous sentence, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of the same.  Collectively, the items referred to in the first two sentences of this Section 2.2 are referred to as “Additional Rent.”  Except as may otherwise be set forth herein, any costs or expenses paid or incurred by Landlord on behalf of Tenant that constitute Additional Rent shall be reimbursed by Tenant to Landlord within ten (10) days after the presentation by Landlord to Tenant of invoices therefor.

2.3Method of Payment.  All Rent payable hereunder shall be paid in lawful money of the United States of America.  Except as may otherwise be specifically set forth herein, Rent shall be prorated as to any partial months at the beginning and end of the Term.  Rent to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer of immediately available funds and shall be initiated by Tenant for settlement on or before the Payment Date; provided, however, if the Payment Date is not a Business Day, then settlement shall be made on the next succeeding day which is a Business Day.  If Landlord directs Tenant to pay any Base Rent to any party other than Landlord, Tenant shall send to Landlord, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Landlord may reasonably require.

2.4Late Payment of Rent. Tenant hereby acknowledges that the late payment of Rent will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain.  Accordingly, if any installment of Rent other than Additional Rent payable to a Person other than Landlord (or a Facility Mortgagee) shall not be paid on or before its Payment Date, Tenant shall pay to Landlord, on demand, a late charge equal to five percent (5%) of the amount of such installment; provided, however, that two times every twelve (12) months, Tenant shall have until ten (10) days after the applicable Payment Date before a late charge is assessed.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.  The parties further agree that such late charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant.  In addition, if any installment of Rent other than Additional Rent payable to a Person other than Landlord (or a Facility Mortgagee) shall not be paid on or before its Payment Date, the amount unpaid, including any late charges, shall bear interest at the Agreed Rate compounded monthly from such Payment Date to the date of payment thereof, and Tenant shall pay such interest to Landlord on demand; provided, however that  two times every twelve (12) months, Tenant shall have until ten (10) days after the applicable Payment Date before such interest accrues.  The payment of such late charge or such interest shall neither constitute waiver of nor excuse or cure any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

2.5Offset.  Notwithstanding anything to the contrary set forth in this Lease, in the event that any of Landlord’s indemnification obligations pursuant to Section 24.5 are outstanding, then Tenant shall have the right to offset and deduct such amounts outstanding from the Rent payable under this Lease.

2.6Guaranty.  Tenant’s obligations under this Lease are guarantied under that certain Guaranty of Lease of even date herewith (as amended, modified or revised, the “Guaranty”) which Guaranty shall terminate automatically without further action of the parties when the Security Deposit reaches One Hundred Eighty Thousand and No/100 Dollars ($180,000.00).  The guarantor or guarantors that are party to the Guaranty from time to time, together with all successors and assigns, are referred to in this Lease, individually and collectively, as “Guarantor”.

Article III
SECURITY DEPOSIT

3.1Security Deposit.  Tenant shall pay to and deposit with Landlord upon the execution and delivery of this Lease an amount equal to Ten Thousand and No/100 Dollars ($10,000.00) and shall pay to and deposit with Landlord an additional Ten Thousand and No /100 Dollars ($10,000.00) per month for thirty five months which shall in aggregate total three hundred sixty thousand and No/100 Dollars ($360,000) (together, the “Security Deposit”) for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease.

3.1.1The Security Deposit shall not be deemed an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease by Tenant, nor shall it be a bar or defense to any action that Landlord may at any time commence against Tenant.  The Security Deposit shall be the property of Landlord and it may commingle the Security Deposit with other assets of Landlord, and Tenant shall not be entitled to any interest on the Security Deposit.

3.1.2Upon the occurrence of any Event of Default, Landlord, at its option and in such order as Landlord in its sole discretion may determine, may apply the Security Deposit to any (a) obligation of Tenant under this Lease, or (b) Losses that Landlord may incur in connection with any Event of Default under this Lease, whether such obligation or Loss accrues before or after the Event of Default.

3.1.3If Landlord sells or transfers the Premises or Landlord ceases to have an interest in the Premises, Landlord may remit any unapplied part of the Security Deposit to the successor owner of the Premises, and from and after such payment or transfer, Landlord shall be relieved of all liability with respect thereto.  In the case of any partial transfer or cessation, Landlord may transfer such portion of the Security Deposit as Landlord allocates to such part of the Premises, in its reasonable discretion.

3.1.4If Landlord applies the Security Deposit (or any portion thereof), Tenant shall replenish the Security Deposit in full within three (3) Business Days after demand by Landlord, by paying to Landlord the amount of the Security Deposit as so applied.

3.1.5If no Event of Default has occurred and is continuing under this Lease and Tenant has fully performed and satisfied all of its obligations under this Lease, then Landlord shall pay the Security Deposit, or remaining unapplied portion thereof, together with all interest actually earned thereon, if any, to Tenant within sixty (60) days after the expiration or earlier termination of this Lease and the surrender of the Premises to Landlord in accordance with the terms of this Lease.

Article IV
IMPOSITIONS AND OTHER CHARGES

4.1Impositions.

4.1.1Subject to Section 4.5, Tenant shall pay all Impositions attributable to a tax period, or portion thereof, occurring during the Term (irrespective of whether the Impositions for such tax period are due and payable after the Term), when due and before any fine, penalty, premium, interest or other cost may be added for non-payment.  Where feasible, such payments shall be made directly to the taxing authorities.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (so long as no interest shall accrue on the unpaid balance of such Imposition unless paid by Tenant), Tenant may exercise the option to pay same in installments and, in such event, shall pay such installments during the Term before any fine, penalty, premium, further interest or cost may be added thereto.  Tenant shall deliver to Landlord, not less than five (5) days prior to the due date of each Imposition, copies of the invoice for such Imposition, the check delivered for payment thereof and an original receipt evidencing such payment or other proof of payment satisfactory to Landlord.

4.1.2Notwithstanding anything contained in Section 4.1.1 to the contrary, Landlord may elect to pay those Impositions if any, based on Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock directly to the taxing authority and within ten (10) Business Days of Landlord delivering to Tenant notice and evidence of such payment, Tenant shall reimburse Landlord for such paid Impositions. In connection with such Impositions, Tenant shall, upon request of Landlord, promptly provide to Landlord such data as is maintained by Tenant with respect to any Facility as may be necessary to prepare any returns and reports to be filed in connection therewith.

4.1.3Tenant shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to or relating to all Impositions (other than those Impositions, if any, based on Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock).

4.1.4Tenant may, upon written notice to Landlord, at Tenant’s option and at Tenant’s sole cost and expense, protest, appeal or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant’s expense, shall reasonably cooperate with Tenant in such protest, appeal or other action; provided, however, that upon Landlord’s request in connection with any such protest or appeal, Tenant shall post an adequate bond or deposit sufficient sums with Landlord to insure payment of any such real estate or personal property assessments during the pendency of any such protest or appeal.

4.1.5Impositions imposed or assessed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed or assessed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination.

4.2Utilities; CC&Rs.  Tenant shall pay any and all charges for electricity, power, gas, oil, water and other utilities used in connection with each Facility during the Term.  Tenant shall also pay all costs and expenses of any kind whatsoever which may be imposed against Landlord during the Term by reason of any of the covenants, conditions and/or restrictions affecting any Facility or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits any Facility, including any and all costs and expenses associated with any utility, drainage and parking easements.  If Landlord or Prime Landlord is billed directly for any of the foregoing costs, Landlord shall send Tenant the bill and Tenant shall pay the same before it is due.

4.3Insurance.  Subject to Section 4.6, Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Tenant hereunder. Tenant shall provide on an annual basis proof of coverage to Landlord.

4.4Other Charges.  Tenant shall pay all other amounts, liabilities, obligations, costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of each Facility.

4.5Real Property Imposition Impounds.

4.5.1After an Event of Default has occurred and is continuing, or if required by the Facility Mortgagee, Tenant shall include with each payment of Base Rent a sum equal one-twelfth (1/12th) of the greater of (i) 105% of the amount required to discharge the annual amount of Real Property Impositions and (ii) the amount required by any Facility Mortgagee or Prime Landlord.  Landlord may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of 105% of the estimated annual Real Property Impositions if necessary to provide a sufficient fund from which to make payment of such Real Property Impositions on or before the next due date of any installment thereof.  Additionally, Landlord may change its estimate of any Real Property Imposition for any period on the basis of a change in an assessment or tax rate or for any other good faith reason.  In such event, Tenant shall deposit with Landlord the amount in excess of the sums previously deposited with Landlord for the applicable period within ten (10) days after Landlord’s request therefor.  If at any time within thirty (30) days before the due date of any Real Property Imposition, the deposits are insufficient for the payment in full of the obligation for which the deposits are being held, Tenant shall remit the amount of the deficiency to Landlord within ten (10) days after written demand from Landlord.  If Landlord elects to require Tenant to impound Real Property Impositions hereunder, Tenant shall, as soon as they are received, deliver to Landlord copies of all notices, demands, claims, bills and receipts in relation to the Real Property Impositions.

4.5.2The sums deposited by Tenant under this Section 4.5 shall be held by Landlord, shall not bear interest nor be held by Landlord in trust or as an agent of Tenant, and may be commingled with the other assets of Landlord.  Provided no Event of Default then exists under this Lease, and provided that Tenant has timely delivered to Landlord copies of any bills, claims or notices that Tenant has received, the sums deposited by Tenant under this Section 4.5 shall be used by Landlord to pay Real Property Impositions as the same become due.  Upon the occurrence of any Event of Default, Landlord may apply any funds held by it under this Section 4.5 to cure such Event of Default or on account of any damages suffered or incurred by Landlord in connection therewith or to any other obligations of Tenant arising under this Lease, in such order as Landlord in its discretion may determine.

4.5.3If Landlord transfers this Lease, it shall transfer all amounts then held by it under this Section 4.5 to the transferee, and Landlord shall thereafter have no liability of any kind with respect thereto.  As of the Expiration Date, any sums held by Landlord under this Section 4.5 shall be returned to Tenant, only as and when the conditions of Section 3.1 for the return of the Security Deposit have been met and provided that any and all Real Property Impositions due and owing hereunder have been paid in full.

4.5.4Notwithstanding anything herein which may be construed to the contrary, if Landlord elects to require Tenant to impound Real Property Impositions hereunder, Landlord shall have no liability to Tenant for failing to pay any Real Property Impositions to the extent that:  (a) any Event of Default has occurred and is continuing, (b) insufficient deposits under this Section 4.5 are held by Landlord at the time such Real Property Impositions become due and payable, or (c) Tenant has failed to provide Landlord with copies of the bills, notices, and claims for such Real Property Impositions as required pursuant to Section 4.5.1.

4.6Insurance Premium Impounds; Reserve Impounds; Miscellaneous Impounds.  If required under the terms of any Facility Mortgage Document, Tenant shall be required to deposit, at the time of any payment of Base Rent, an amount equal to one-twelfth (12th) of (i) 105% of Tenant’s estimated annual insurance premiums, (ii) the reserves required under any Facility Mortgage, and (iii) any other impounds required under the Facility Mortgage Documents, each into impound accounts as directed by Landlord.  As applicable, the terms of Section 4.5 shall govern the amounts deposited under this Section 4.6.

Article V
ACCEPTANCE OF PREMISES; no impairment

5.1Acceptance of Premises.  Tenant acknowledges that it or its Affiliates has expertise in business and industry of operating healthcare facilities for the Primary Intended Use and, in deciding to enter into this Lease, has not relied on any representations or warranties, express or implied, of any kind from Landlord other than as express set forth in this Lease. Tenant acknowledges receipt and delivery of possession of the Premises and confirms that Tenant has examined and otherwise has knowledge of the condition of the Premises, including the condition of title thereto, prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Materials not in compliance with applicable Hazardous Materials Laws and satisfactory for its purposes hereunder, including the operation of the Facilities for the Primary Intended Use.  Regardless, however, of any examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Premises “as is” in its present condition.  Tenant waives any claim or action against Landlord in respect of the condition of the Premises including any defects or adverse conditions not discovered or otherwise known by Tenant as of the Commencement Date.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PREMISES, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS MATERIALS, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT.

5.2No Impairment.  The respective obligations of Landlord and Tenant shall not be affected or impaired by reason of (a) any damage to, or destruction of, any Facility, from whatever cause, or any Condemnation of any Facility (except as otherwise expressly and specifically provided in Article XI or Article XII); (b) the interruption or discontinuation of any service or utility servicing any Facility; (c) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of any Facility due to the interference with such use by any Person or eviction by paramount title; (d) any claim that Tenant has or might have against Landlord on account of any breach of warranty or default by Landlord under this Lease or any other agreement by which Landlord is bound; (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; (f) any Licensing Impairment; or (g) for any other cause whether similar or dissimilar to any of the foregoing.  Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law or equity (x) to modify, surrender or terminate this Lease or quit or surrender any Facility, or (y) that would entitle Tenant to any abatement, reduction, offset, suspension or deferment of Rent.  The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and Rent shall continue to be payable in all events until the termination of this Lease, other than by reason of an Event of Default.  Tenant’s sole right to recover damages against Landlord under this Lease shall be to prove such damages in a separate action

Article VI
OPERATING COVENANTS

6.1Tenant Personal Property.  Tenant shall obtain and install all items of furniture, fixtures, supplies and equipment not included as Landlord Personal Property as shall be necessary or reasonably appropriate to operate each Facility in compliance with this Lease (the “Tenant Personal Property”).

6.2Landlord Personal Property.  Tenant may, from time to time, in Tenant’s reasonable discretion, without notice to or approval of Landlord, sell or dispose of any item of the Landlord Personal Property; provided, however, that, unless such item is functionally obsolete, Tenant shall promptly replace such item with an item of similar or superior quality, use and functionality, and any such replacement item shall, for all purposes of this Lease, continue to be treated as part of the “Landlord Personal Property.”  Tenant shall, promptly upon Landlord’s request from time to time, provide such information as Landlord may reasonably request relative to any sales, dispositions or replacements of the Landlord Personal Property pursuant to this Section 6.2 and shall provide to Landlord with an updated inventory of the Landlord Personal Property.

6.3Primary Intended Use.  During the entire Term, Tenant shall continually use each Facility for its Primary Intended Use (subject to Articles XI and XII) and for no other use or purposes and shall operate each Facility in a manner consistent with a high quality healthcare facility, including employing sound reimbursement principles under all applicable Third Party Payor Programs.

6.4Compliance with Legal Requirements and Authorizations.

6.4.1Tenant, at its sole cost and expense, shall promptly (a) comply in all material respects with all Legal Requirements and Insurance Requirements regarding the use, condition and operation of each Facility, the Landlord Personal Property and the Tenant Personal Property, and (b) procure, maintain and comply in all material respects with all Authorizations.  The Authorizations for any Facility shall, to the maximum extent permitted by Legal Requirements, relate and apply exclusively to such Facility, and Tenant acknowledges and agrees that, subject to all applicable Legal Requirements, the Authorizations are appurtenant to the Facilities to which they apply, both during and following the termination or expiration of the Term.

6.4.2Tenant and the Premises shall comply in all material respects with all licensing and other Legal Requirements applicable to the Premises and the business conducted thereon and, to the extent applicable, all Third Party Payor Program requirements.  Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting any Facility, result in closure of any Facility, result in any change to the specific use or number of licensed beds in any Facility, result in the termination or suspension of Tenant’s ability to operate any Facility for its Primary Intended Use or result in the termination, suspension, non-renewal or other limitation of any Authorization, including, but not limited to, the authority to admit residents to any Facility or right to receive reimbursement for items or services provided at any Facility from any Third Party Payor Program.

6.4.3Tenant shall not transfer any Authorizations to any location operated by Tenant other than the Facility or as otherwise required by the terms of this Lease nor pledge any Authorizations as collateral security for any loan or indebtedness except as required by the terms of this Lease.

6.5Preservation of Business.  Tenant acknowledges that a fair return to Landlord on and protection of its investment in the Premises is dependent, in part, on the concentration of similar businesses of Tenant and its Affiliates in the geographical area of each Facility.  Tenant further acknowledges that the diversion of staff, residents, or patient care activities from any Facility to other facilities owned or operated by Tenant, Guarantor, or any of their respective Affiliates will have a material adverse effect on the value and utility of such Facility.  Therefore, Tenant agrees that during the Term and for a period of eighteen (18) months thereafter, none of Tenant, Guarantor, nor any of their respective Affiliates shall, without the prior written consent of Landlord (which may be granted or withheld in Landlord’s sole and absolute discretion):  (a) operate, own, develop, lease, manage, control, invest in, participate in or otherwise receive revenues from a Competing Facility, (b) permit his, her or its name to be used by, or in connection with, any Competing Facility, or (c) employ for any other businesses any management or supervisory personnel working exclusively at the Facilities or the operations thereof.  The obligations of Tenant and Guarantor under this Section 6.5 shall survive the expiration or earlier termination of this Lease.

6.6Maintenance of Books and Records.  Tenant shall keep and maintain, or cause to be kept and maintained, proper and accurate books and records in accordance with GAAP, and a standard modern system of accounting, in all material respects reflecting the financial affairs of Tenant and the results from operations of each Facility, individually and collectively.  Landlord shall have the right, from time to time during normal business hours after three (3) Business Days’ prior oral or written notice to Tenant, itself or through any of Landlord’s Representatives, to examine and audit such books and records at the office of Tenant or other Person maintaining such books and records and to make such copies or extracts thereof as Landlord or Landlord’s Representatives shall request and Tenant hereby agrees to reasonably cooperate with any such examination or audit at Tenant’s cost and expense.

6.7Financial, Management and Regulatory Reports.  Tenant shall provide Landlord with the reports listed in Exhibit D within the applicable time specified therein.  All financial information provided shall be prepared in accordance with GAAP and shall be submitted electronically using the applicable template provided by Landlord from time to time or, if no such template is provided by Landlord, in the form of unrestricted, unlocked “.xls” spreadsheets created using Microsoft Excel (2003 or newer editions) or in such other form as Landlord may reasonably require from time to time.  If Tenant or any Guarantor becomes subject to any reporting requirements of the Securities and Exchange Commission during the Term, it shall concurrently deliver to Landlord such reports as are delivered pursuant to applicable securities laws.  In addition to, and without limiting any other remedies which Landlord may have under this Lease, at law, or in equity, Tenant shall be assessed with a $250 administrative fee for each instance in which Tenant fails to provide Landlord with the reports listed in Exhibit D within the applicable time specified therein, which administrative fee shall be immediately due and payable to Landlord.

6.7.1In addition to the reports required under Section 6.7 above, upon Landlord’s request from time to time, Tenant shall provide Landlord with such additional information and unaudited quarterly financial information concerning each Facility, the operations thereof and Tenant and Guarantor as Landlord may require for purposes of securing financing for the Premises or its ongoing filings with the Securities and Exchange Commission, under both the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, 10-Q Quarterly Reports, 10-K Annual

Reports and registration statements to be filed by Landlord during the Term.  Notwithstanding the foregoing, neither Tenant nor Guarantor shall be required to disclose information that is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

6.7.2Tenant specifically agrees that Landlord may include financial information and such information concerning the operation of any Facility which does not violate the confidentiality of the facility-patient relationship and the physician-patient privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Landlord’s securities or interests, and any other reporting requirements under applicable federal or state laws, including those of any successor to Landlord.

6.8Estoppel Certificates.  Tenant shall, at any time upon not less than five (5) days prior written request by Landlord, have an authorized representative execute, acknowledge and deliver to Landlord or its designee a written statement certifying (a) that this Lease, together with any specified modifications, is in full force and effect, (b) the dates to which Rent and additional charges have been paid, (c) that no default by either party exists or specifying any such default and (d) as to such other matters as Landlord may reasonably request.

6.9Furnish Information.  Tenant shall promptly notify Landlord of any condition or event that constitutes a breach of any term, condition, warranty, representation, or provision of this Lease and of any adverse change in the financial condition of any Tenant or Guarantor and of any Event of Default.

6.10Affiliate Transactions.  Tenant shall not enter into, nor be a party to, any transaction with any Affiliate of Tenant or any of the partners, members or shareholders of Tenant except in the Ordinary Course of Business and on terms that are fully disclosed to Landlord in advance and are no less favorable to Tenant or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party in the current market; provided, however, that, other than with respect to the Management Agreement, if the annual payments to any Affiliate of Tenant or any of the partners, members or shareholders of Tenant exceeds $50,000 in the aggregate, the same shall be subject to the prior written approval of Landlord, not to be unreasonably withheld.

6.11Waste.  Tenant shall not commit or suffer to be committed any waste on any of the Premises, nor shall Tenant cause or permit any nuisance thereon.

6.12Additional Covenants.  Tenant shall satisfy and comply with the following performance covenants throughout the Term:

6.12.1Subject to Section 20.2, Tenant shall not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to (i) any Debt except for Permitted Debt; or (ii) any Contingent Obligations except for Permitted Contingent Obligations.  Tenant shall not default on the payment of any Permitted Debt or Permitted Contingent Obligations.

6.12.2Tenant shall not, directly or indirectly, (i) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business, or (ii) engage or enter into any agreement to engage in any joint venture or partnership with any other Person.

6.12.3Tenant shall not cancel or otherwise forgive or release any material claim or material debt owed to any Tenant by any Person, except for adequate consideration and in the Ordinary Course of Business.  If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant’s occupancy, maintenance, or operation of a Facility or any portion thereof for its Primary Intended Use, Tenant shall cause such proceedings to be vigorously contested in good faith, and shall, without limiting the generality of the foregoing, use all reasonable commercial efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

6.12.4After the occurrence of an Event of Default and until such Event of Default is cured (as evidenced in writing by Landlord), Tenant not shall make any payments or distributions (including salaries, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to Guarantor or any Affiliate of Tenant or Guarantor, or any shareholder, member, partner or other equity interest holder of Tenant, Guarantor or any Affiliate of Tenant or Guarantor.

6.12.5Tenant shall not enter into any sale, recapitalization, financing, transfer, conveyance, change of control, merger or other capital event with respect to the entity/entities comprising Tenant without the prior written consent of Landlord, not to be unreasonably withheld; provided however, that Tenant shall be permitted to enter into a sale, recapitalization, financing, transfer, conveyance, change of control, merger or other capital event with American Health Partners.

6.12.6In the event that Tenant receives distributions in connection with the Coronavirus Aid, Relief, and Economic Security (CARES) Act or other similar provider relief funds from a government agency, Tenant shall, to the extent allowed by law, utilize such funds to pay for Rent currently due before utilizing such funds for other uses allowed by law provided that Tenant shall be obligated to pay Rent only to the extent required under Section 2.1 and the terms of this Agreement.

6.13No Liens.  Subject to the provisions of Article VIII relating to permitted contests and excluding the applicable Permitted Encumbrances, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any Facility, this Lease or Tenant’s interest in any Facility or any attachment, levy, claim or encumbrance in respect of the Rent.

6.14Landlord Trade Names and Marks.  Tenant shall not use any trade or service name or mark of, or any fictitious business name used by, Landlord or its Affiliates, or any variations thereof.

Article VII
MAINTENANCE AND REPAIR

7.1Tenant’s Maintenance Obligation.  Tenant shall (a) keep and maintain each Facility in good appearance, repair and condition, and maintain proper housekeeping, (b) promptly make all repairs (interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen) necessary to keep each Facility in good and lawful order and condition and in compliance with all Legal Requirements, Insurance Requirements and Authorizations and to maintain each Facility in a high quality operating and structural condition for use for its Primary Intended Use, and (c) keep and maintain all Landlord Personal Property and Tenant Personal Property in good condition and repair and replace such property consistent with prudent industry practice.  All repairs performed by Tenant shall be done in a good and workmanlike manner.  Landlord shall under no circumstances be required to repair, replace, build or rebuild any improvements on any Facility, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Facility, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain any Facility in any way, unless directly caused by Landlord’s gross negligence or willful misconduct.  Tenant hereby waives, to the extent permitted by law or any equitable principle, the right to make repairs at the expense of Landlord pursuant to any law currently in effect or hereafter enacted.

7.2Premises Condition Report.  Landlord may from time to time and at Landlord’s sole expense cause a qualified consultant designated by Landlord, in its sole discretion, to inspect any Facility and issue a report (a “Premises Condition Report”) with respect to such Facility’s condition; provided that, absent an Event of Default, such inspection shall not be conducted more than twice per year.  Tenant shall, at its own expense, make any and all repairs or replacements that are recommended by such Premises Condition Report that relate to life safety or are otherwise required to be performed by Tenant under Section 7.1 above.

7.3Notice of Non-Responsibility.  Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (a) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to any Facility or any part thereof; or (b) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in any Facility or any portion thereof.  Landlord may post, at Tenant’s sole cost, such notices of non-responsibility upon, or of record against, any Facility to prevent the lien of any contractor, subcontractor, laborer, materialman or vendor providing work, services or supplies to Tenant from attaching against such Facility.  Tenant agrees to promptly execute and record any such notice of non-responsibility at Tenant’s sole cost.

7.4Permitted Alterations.  Without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and without the consent of the Prime Landlord, to the extent such consent is required pursuant to the Prime Lease, Tenant shall not make any Capital Alterations or Material Alterations.  Tenant may, without Landlord’s consent, but subject in all events to the Prime Lease, make any other Alterations provided the same (a) do not decrease the value of the applicable Facility, (b) do not adversely affect the exterior appearance of such Facility and (c) are consistent in terms of style, quality and workmanship to the original Leased Improvements and Fixtures of such Facility, and provided further that the same are constructed and performed in accordance with the following:

7.4.1Such construction shall not commence until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required therefor (as well as any permits or approvals required in connection with any Permitted Encumbrance of such Facility); provided, however, that any Plans and Specifications required to be filed in connection with any such permits or authorizations that require the approval of Landlord or Prime Landlord shall have been so approved by Landlord or Prime Landlord, as applicable.

7.4.2During and following completion of such construction, the parking that is located on the Land of such Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than what is required by any applicable Legal Requirements or was located on such Land prior to such construction.

7.4.3All work done in connection with such construction shall be done promptly and in a good and workmanlike manner using materials of appropriate grade and quality consistent with the existing materials and in conformity with all Legal Requirements and any Plans and Specifications.

7.4.4If, by reason of the construction of any Alteration, a new or revised certificate of occupancy for any component of such Facility is required, Tenant shall obtain such certificate in compliance with all applicable Legal Requirements and furnish a copy of the same to Landlord promptly upon receipt thereof.

7.4.5Upon completion of any Alteration, Tenant shall promptly deliver to Landlord final lien waivers from each and every general contractor and, with respect to Alterations costing in excess of One Hundred Thousand Dollars ($100,000), subcontractor that performed work or provided labor, materials, good or services with respect to such Alteration indicating that such contractor or subcontractor has been paid in full for such goods or services, together with such other evidence as Landlord may reasonably require to satisfy Landlord that no liens have been or may be created in connection with such Alteration.

7.4.6Each and every Alteration, renovation or improvement made by Tenant under this Section 7.4 (or Section 7.5) shall immediately become a part of the Premises and shall belong to Landlord subject to the terms and conditions of this Lease.

7.5Capital and Material Alterations.  If Landlord and, if applicable, Prime Landlord, consents to the making of any Capital Alterations or Material Alterations, Landlord and/or Prime Landlord may impose commercially reasonable conditions thereon in connection with its approval thereof.  In addition to any such imposed conditions, all such Alterations shall be constructed and performed in accordance with Sections 7.4.1 through 7.4.5 above, together with the following:

7.5.1Prior to commencing any such Alterations, Tenant shall have submitted to Landlord and, if required under the Prime Lease, to Prime Landlord, a written proposal describing in reasonable detail such proposed Alteration and shall provide to Landlord and, if necessary, Prime Landlord, for approval such plans and specifications, permits, licenses, construction budgets and other information (collectively, the “Plans and Specifications”) as Landlord or Prime Landlord shall request, showing in reasonable detail the scope and nature of the proposed Alteration.

7.5.2Such construction shall not, and prior to commencement of such construction Tenant’s licensed architect or engineer (to the extent the services of a licensed architect or engineer are required in connection with such Alterations) shall certify to Landlord and, if applicable, Prime Landlord that such construction shall not, impair the structural strength of such Facility or overburden or impair the operating efficiency of the electrical, water, plumbing, HVAC or other building systems of such Facility.

7.5.3Prior to commencing any such Alterations, Tenant’s licensed architect or engineer (to the extent the services of a licensed architect or engineer are required in connection with such Alterations) shall certify to Landlord and, if necessary, Prime Landlord that the Plans and Specifications conform to and comply with all applicable Legal Requirements and Authorizations.

7.5.4Promptly following the completion of the construction of any such Alterations, Tenant shall deliver to Landlord and, if necessary, Prime Landlord:  (a) “as built” drawings of any such Alterations included therein, if applicable, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such work; and (b) a certificate from Tenant’s licensed architect or engineer certifying to Landlord that such Alterations have been completed in compliance with the Plans and Specifications and all applicable Legal Requirements.

7.6Capital Expenditures.

7.6.1With respect to each Facility, Tenant agrees to expend, during each Lease Year, an amount (the “Required Capital Expenditures Amount”) equal to the product of (a) $350 times (b) the weighted average of the number of licensed beds in such Facility during such Lease Year, on Capital Expenditures.  Within thirty (30) days following the end of each Lease Year, Tenant shall deliver to Landlord a report (a “Capital Expenditures Report”), certified as true, correct and complete by an officer of Tenant, summarizing and describing in reasonable detail all of the Capital Expenditures made by Tenant during the preceding Lease Year on each Facility, and such receipts and other information as Landlord may reasonably request relative to the Capital Expenditures made by Tenant during the applicable Lease Year.  If, with respect to any Facility, the amount of the Capital Expenditures so made and reported by Tenant during a particular Lease Year (the “Actual Capital Expenditures Amount”) is less than the Required Capital Expenditures Amount applicable to such period, Tenant shall, on or prior to the due date of the Capital Expenditures Report for such period, deposit (a “Capital Expenditures Deposit”) with Landlord an amount equal to the amount by which the Required Capital Expenditures Amount for the applicable period exceeds the Actual Capital Expenditures Amount for such period. If, on the other hand, the Actual

Capital Expenditures Amount is greater than the Required Capital Expenditures Amount during any particular Lease Year, such excess shall roll over and be credited towards the Tenant’s Actual Capital Expenditures Amount for the following Lease Years.

7.6.2Tenant’s obligation to deliver the Capital Expenditures Report applicable to the last Lease Year, together with Tenant’s obligation to deliver any Capital Expenditures Deposit associated therewith, shall survive the expiration or termination of this Lease.  If, on the basis of such Capital Expenditures Report, Tenant is entitled to a payment as described in Section 7.6.1 above, then, notwithstanding anything to the contrary, such payment shall be due and payable to Tenant when the conditions of Section 3.1 for the return of the Security Deposit have been met.

7.6.3The Capital Expenditures Deposits held by Landlord shall not bear interest and may be commingled with the other assets of Landlord.  If Landlord transfers this Lease, it shall transfer all Capital Expenditures Deposits then held by it to the transferee, and Landlord shall thereafter have no liability of any kind with respect thereto.  Following any Event of Default and at Landlord’s option, the Capital Expenditures Deposits held by Landlord may, in its sole discretion, be applied to Tenant’s obligations in the order that Landlord in its sole discretion may determine.

7.7Construction Consultant.  In connection with any Capital Alterations or Material Alterations, Landlord may engage a construction consultant (a “Construction Consultant”) to perform or assist with Landlord’s review and approval of the Plans and Specifications, periodic inspection of the improvement work, certification of progress and completion, review of disbursement requests and lien waivers and such other matters as Landlord may require in connection with such Alterations. Fifty percent of the reasonable costs and expenses of the Construction Consultant shall be the responsibility of Tenant.  Tenant shall cooperate with any Construction Consultant and provide such access to books, records, information and the Premises as Construction Consultant my reasonably request in connection with his or her work.

7.8Encroachments.  If any of the Leased Improvements of any Facility shall, following the Commencement Date, encroach upon any property, street or right-of-way adjacent to such Facility, then, promptly upon the request of Landlord, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment and, in such case, in the event of any adverse final determination, either (a) obtain valid waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, whether the same shall affect Landlord or Tenant, or (b) make such changes in such Leased Improvements, and take such other actions, as Tenant, in the good faith exercise of its judgment, deems reasonably practicable, to remove such encroachment, including, if necessary, the alteration of any of such Leased Improvements, and in any event take all such actions as may be necessary to be able to continue the operation of such Leased Improvements for the Primary Intended Use of such Facility substantially in the manner and to the extent such Leased Improvements were operated prior to the assertion of such encroachment.  Any such alteration shall be made in conformity with the applicable requirements of Sections 7.4 and 7.5.

Article VIII
PERMITTED CONTESTS

Tenant, upon prior written notice to Landlord and at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; provided, however, that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge, or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the applicable Facility, (b) neither the applicable Facility nor any Rent therefrom nor any part thereof or interest therein would be reasonably likely to be in danger of being sold, forfeited, attached or lost pending the outcome of such proceedings, (c) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) Tenant shall give such security as may be demanded by Landlord to insure ultimate payment of, or compliance with, the same and to prevent any sale or forfeiture (or risk thereof) of the applicable Facility or the Rent by reason of such non-payment or non-compliance; (e) in the case of the contest of an Insurance Requirement, the coverage required by Article IX shall be maintained, and (f) if such contest is resolved against Landlord or Tenant, Tenant shall pay to the appropriate payee the amount required to be paid, together with all interest and penalties accrued thereon, and otherwise comply with the applicable Legal Requirement or Insurance Requirement.  Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, shall join as a party therein.  The provisions of this Article VIII shall not be construed to permit Tenant to contest the payment of Rent or any other amount payable by Tenant to Landlord hereunder.  Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any Losses of any kind that may be imposed upon Landlord in connection with any such contest and any Losses resulting therefrom and the provisions of this Article VIII shall survive the termination or expiration of this Lease.

Article IX
INSURANCE

9.1Required Policies.  During the Term, Tenant shall maintain the following insurance with respect to each Facility at its sole cost and expense:

9.1.1Fire and Extended Coverage against loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as “Special Risk,” and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage and windstorm, together with coverage for earthquake (including earth movement), flood (if such Facility is located in whole or in part within a designated 100-year flood plain area) and terrorism, to the extent not included or specifically excluded from such Special Risk Insurance, all in an amount equal to one hundred percent (100%) of the full replacement cost of such Facility (as replacement cost is defined below in Section 9.3), and including a building ordinance coverage endorsement;

9.1.2If such Facility contains steam boilers, pressure vessels or similar apparatus, insurance with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in such Facility, in an amount equal to one hundred percent (100%) of the full replacement cost of such Facility, which policy shall insure against physical damage to and loss of occupancy and use of such Facility arising out of an accident, explosion, or breakdown covered thereunder;

9.1.3If there is any storage tank, whether above ground or below ground, located at such Facility, whether or not in use, Pollution Liability Insurance with the same limits as required for the commercial general liability insurance pursuant to Section 9.1.5 below;

9.1.4Business Interruption and Extra Expense Coverage for loss of business income on an actual loss sustained basis for no less than twelve (12) months, covering perils consistent with the requirements of Section 9.1.1, including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Tenant, Landlord and any other insured thereunder from being a co-

insurer, and containing an extended period indemnity endorsement that provides that the continued loss of business income will be insured until such income returns to the same level it was prior to the loss or the expiration of not fewer than six (6) months after the date of the completed repairs;

9.1.5Commercial General Liability Coverage (including products and completed operations liability and broad form coverage, host liquor liability, broad form property damage (with the explosion, collapse and underground damage exclusions deleted), blanket contractual liability, independent contractors liability, personal injury and advertising injury coverage and medical payments coverage) against claims for bodily injury, death, medical expenses, property damage occurring on, in or about such Facility, affording the parties protection of not less than $2,000,000 per occurrence and $3,000,000 in the annual aggregate;

9.1.6Professional Liability Coverage for damages for injury, death, loss of service or otherwise on account of professional services rendered or which should have been rendered, in a minimum amount of $1,000,000 per occurrence and $3,000,000in the annual aggregate;

9.1.7Worker’s Compensation Coverage for injuries sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable Legal Requirements and employer’s liability coverage with limits of not less than $100,000each accident, $100,000 bodily injury due to disease each employee and $100,000 bodily injury due to disease; and

9.1.8During such time as Tenant is constructing any improvements, Tenant, at its sole cost and expense, shall carry, or cause to be carried (a) a completed operations endorsement to the commercial general liability insurance policy referred to above, (b) builder’s risk insurance, completed value form, covering all physical loss, in an amount and subject to policy conditions satisfactory to Landlord, and (c) such other insurance, in such amounts, as Landlord deems necessary to protect Landlord’s interest in the Premises from any act or omission of Tenant’s contractors or subcontractors.

9.2General Insurance Requirements.

9.2.1All of the policies of insurance required to be maintained by Tenant under this Article IX shall (a) be written in form satisfactory to Landlord and any Facility Mortgage and issued by insurance companies (i) with a policyholder and financial rating of not less than A+ in the most recent version of Best’s Key Rating Guide and (ii) authorized to do insurance business in the applicable Situs State; (b) provide that any insurance maintained by Landlord for or with respect to the Premises shall be excess and noncontributory with Tenant’s insurance; and (c) include a waiver of all rights of subrogation and recovery against Landlord.

9.2.2All liability type policies (with the exception of Tenant’s workers’ compensation/employer’s liability insurance and professional liability insurance) must name Landlord as an “additional insured.” All property policies shall name Landlord as “loss payee.” All business interruption policies shall name Landlord as “loss payee” with respect to Rent only.  Losses shall be payable to Landlord and/or Tenant as provided herein.  In addition, the policies, as appropriate, shall name as an “additional insured” or “loss payee” any Facility Mortgagee by way of a standard form of mortgagee’s loss payable endorsement.  Any loss adjustment shall require the written consent of Landlord, Tenant, and each Facility Mortgagee unless the amount of the loss is less than $50,000 in which event no consent shall be required.

9.2.3Tenant shall provide Landlord copies of the original policies or a satisfactory ACORD evidencing the existence of the insurance required by this Lease and showing the interest of Landlord (and any Facility Mortgagee(s)) prior to the commencement of the Term or, for a renewal policy, not less than ten (10) days prior to the expiration date of the policy being renewed.  If Landlord is provided with an ACORD certificate and thereafter requests a complete copy of the applicable policy, Tenant shall provide a complete copy of such policy within ten (10) days of Landlord’s request.

9.2.4Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called “blanket” policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements hereof by reason of the use of the blanket policy, and provided further that the requirements of this Article IX (including satisfaction of the Facility Mortgagee’s requirements and the approval of the Facility Mortgagee) are otherwise satisfied, and provided further that Tenant maintains specific allocations acceptable to Landlord.  For any liability policies covering one or more other properties in addition to the Premises, Landlord may require excess limits as Landlord reasonably determines.

9.2.5Each insurer under the insurance policies maintained by Tenant pursuant to this Article IX shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days’ written notice before the policy or policies in question shall be altered or cancelled.

9.3Replacement Costs.  The term “replacement cost” shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality (including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction).  If Landlord believes that the replacement cost has increased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial national insurance company reasonably acceptable to both parties (the “impartial appraiser”).  The determination of the impartial appraiser shall be final and binding, and, as necessary, Tenant shall increase, but not decrease, the amount of the insurance carried pursuant to this Article IX to the amount so determined by the impartial appraiser.  Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser.  If Tenant has made Alterations, Landlord may at Tenant’s expense have the replacement cost redetermined at any time after such Alterations are made.

9.4Claims-Made Policies.  If Tenant obtains and maintains the commercial general liability coverage and/or professional liability coverage described in Sections 9.1.5 and 9.1.6 above on a “claims-made” basis, Tenant shall provide continuous liability coverage for claims arising during the Term and providing for an extended reporting period reasonably acceptable to Landlord for a minimum of three (3) years after expiration of the Term.  If such policy is canceled or not renewed for any reason whatsoever, Tenant must provide evidence of a replacement policy reflecting coverage with retroactive coverage back to the commencement date of the term and maintain such coverage for a period of at least three (3) years beyond the expiration of the Term or Tenant must obtain tail coverage for the length of the remaining term plus an additional three (3) years beyond the expiration of the Term.

9.5Non-Renewal.  If Tenant fails to cause the insurance required under Article IX to be issued in the names herein called for, fails to pay the premiums therefor or fails to deliver such policies or certificates thereof to Landlord, at the times required, Landlord shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Agreed Rate, shall be repayable to Landlord upon demand therefor.

9.6Deductibles.  Deductibles/self-insured retentions for the insurance policies required under this Article IX shall not be greater than $50,000 unless the Landlord consents to a greater amount; provided, however, that the deductibles/self-insured retentions for losses sustained from earthquake (including earth movement), flood or windstorm (i.e., wind/hail) may be equal to, but not greater than, five percent (5%) of the replacement cost of the applicable Facility.

9.7Increase in Limits; Types of Coverages.  If Landlord determines in the exercise of its commercially reasonable judgment that the limits of the insurance required to be maintained by Tenant hereunder are no longer commensurate to the limits being regularly required by institutional landlords of similar properties in the applicable Situs State or their institutional lenders or that a particular type of insurance coverage is being regularly required by institutional landlords of similar properties in the applicable Situs State or their institutional lenders and is not then required hereunder, Landlord may notify Tenant of the same, indicating the particular limit or type of coverage that Landlord has determined should be increased or carried by Tenant, as applicable.  Unless Tenant, in the exercise of its commercially reasonable judgment, objects to Landlord’s determination, then within thirty (30) days after the receipt of such notice, Tenant shall thereafter increase the particular limit or obtain the particular coverage, as applicable, unless and until further modified pursuant to the provisions of this Section 9.7.  Notwithstanding anything herein to the contrary, Landlord shall not request a modification of the insurance requirements of this Lease more frequently than once every two (2) years.  If Tenant, in the exercise of its commercially reasonable judgment, objects to Landlord’s determination made under this Section 9.7 and Landlord and Tenant are unable to agree upon the matter within fifteen (15) days of Tenant’s receipt of the applicable notice from Landlord, such determination shall be made by a reputable insurance company, consultant or expert (an “Insurance Arbitrator”) with experience in the skilled nursing and assisted living insurance industry as mutually identified by Landlord and Tenant in the exercise of their reasonable judgment.  As a condition to a determination of commercial reasonableness with respect to any particular matter, the Insurance Arbitrator shall be capable of providing, procuring or identifying particular policies or coverages that would be available to Tenant and would satisfy the requirement in issue.  The determinations made by any such experts shall be binding on Landlord and Tenant for purposes of this Section 9.7, and the costs, fees and expenses of the same shall be shared equally by Tenant and Landlord.  If Tenant and Landlord are unable to mutually agree upon an Insurance Arbitrator, each party shall within ten (10) days after written demand by the other select one Insurance Arbitrator.  Within ten (10) days of such selection, the Insurance Arbitrators so selected by the parties shall select a third (3rd) Insurance Arbitrator who shall be solely responsible for rendering a final determination with respect to the insurance requirement in issue.  If either party fails to select an Insurance Arbitrator within the time period set forth above, the Insurance Arbitrator selected by the other party shall alone render the final determination with respect to the insurance requirement in issue in accordance with the foregoing provisions and such final determination shall be binding upon the parties.  If the Insurance Arbitrators selected by the parties are unable to agree upon a third (3rd) Insurance Arbitrator within the time period set forth above, either party shall have the right to apply at Tenant’s and Landlord’s joint expense to the presiding judge of the court of original trial jurisdiction in the county in which any Facility is located to name the third (3rd) Insurance Arbitrator.

9.8No Separate Insurance.  Tenant shall not, on Tenant’s own initiative or pursuant to the request or requirement of any third party, (a) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article IX to be furnished by, or which may reasonably be required to be furnished by, Tenant or (b) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Lease.  Notwithstanding the foregoing, nothing herein shall prohibit Tenant from insuring against risks not required to be insured hereby, and as to such insurance, Landlord and any Facility Mortgagee need not be included therein as additional insureds, nor must the loss thereunder be payable in the same manner as losses are payable hereunder except to the extent required to avoid a default under the Facility Mortgage.

Article X
REPRESENTATIONS AND WARRANTIES

10.1General.  Each party represents and warrants to the other that:  (a) this Lease and all other documents executed or to be executed by it or its respective Affiliate in connection herewith have been duly authorized and shall be binding upon it; (b) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Lease within the applicable Situs State; and (c) neither this Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.

10.2Anti-Terrorism Representations.

10.2.1Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App.  § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (c) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Tenant hereby represents and warrants to Landlord that no funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws.  If the foregoing representations are untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

10.2.2Tenant will not during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.  A breach of the representations contained in this Section 10.2 by Tenant shall constitute a material breach of this Lease and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.

10.3Additional Representations and Warranties. To induce Landlord to execute this Lease and perform its obligations hereunder, Tenant hereby represents and warrants to Lender that the following are true and correct as of the Commencement Date:

10.3.1No consent or approval of, or filing, registration or qualification with any Governmental Authority or any other Person is required to be obtained or completed by Tenant or any Affiliate in connection with the execution, delivery, or performance of this Lease that has not already been obtained or completed.

10.3.2The identity of the holders of the partnership or membership interests or shares of stock, as applicable, in Tenant and their respective percentage of ownership as of the Commencement Date are set forth on Schedule 2.  Each Tenant is a single purpose entity formed solely for the purpose of entering into this Lease and performing the actions required of it hereunder. No partnership or limited liability company interests, or shares of stock, in Tenant, other than those described above, are issued and outstanding.  There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Tenant of any partnership or limited liability company interest of or shares of stock in Tenant except as may be set forth in Tenant’s organizational and formation documents, complete, true and accurate copies of which have been provided to Landlord.

10.3.3Neither Tenant nor Guarantor is insolvent and there has been no Bankruptcy Action by or against any of them.  Tenant’s assets do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

10.3.4All financial statements and other documents and information previously furnished by or on behalf of any Tenant or Guarantor to Landlord in connection with the Facilities and this Lease are true, complete and correct in all material respects and fairly present on a consistent basis with the financial conditions of the subjects thereof for the immediately prior periods as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no material adverse change with respect to any Facility, Tenant or Guarantor has occurred since the respective dates of such statements and information.  Neither Tenant nor any Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements and which is required to be disclosed in such financial statements in accordance with GAAP.

10.3.5Tenant has each Authorization and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the management and operation of the Facilities for the Primary Intended Use.  No Governmental Authority is, to Tenant’s knowledge, considering limiting, suspending or revoking any such Authorization.  All such Authorizations are valid and in full force and effect and Tenant is in material compliance with the terms and conditions of all such Authorizations.

Article XI
DAMAGE AND DESTRUCTION

11.1Notice of Damage or Destruction.  Tenant shall promptly notify Landlord of any damage or destruction of any Facility in excess of $150,000.  Said notification shall include: (a) the date of the damage or destruction and the Facility or Facilities damaged, (b) the nature of the damage or destruction together with a description of the extent of such damage or destruction, (c) a preliminary estimate of the cost to repair, rebuild, restore or replace the Facility, and (d) a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Facility.

11.2 Restoration.  Tenant shall diligently repair or reconstruct any Facility that has been damaged or destroyed to a like or better condition than existed prior to such damage or destruction in accordance with Section 7.5; provided however, that in the event any Capital Alterations made and funded solely by Tenant are damaged or destroyed, Tenant shall have the option to either repair or replace such Capital Alterations or to remove the same and restore the Facility to substantially the same condition as existed prior to the making of such Capital Alterations.  Any net insurance proceeds payable with respect to such damage or destruction shall be paid directly to Landlord and; provided Tenant is diligently performing the restoration and repair work with respect to such Facility and no Event of Default has occurred hereunder, shall be used for the repair or reconstruction of such Facility.  Landlord shall disburse any such net insurance proceeds as and when required by Tenant in accordance with normal and customary practice for the payment of a general contractor in connection with construction projects similar in scope and nature to the work being performed by or on behalf of Tenant, including, without limitation, the withholding of ten percent (10%) of each disbursement until the required work is completed as evidenced by a certificate of occupancy or similar evidence issued upon an inspection by the applicable Governmental Authority and proof has been furnished to Landlord that no lien has attached or will attach to the applicable Facility in connection with the restoration and repair work.

11.3Insufficient or Excess Proceeds.  If the net insurance proceeds paid to Landlord in connection with any such damage or destruction are insufficient, Tenant shall nevertheless remain responsible, at its sole cost and expense, to repair and reconstruct the applicable Facility as required in this Article XI and Tenant shall provide the required additional funds.  Tenant expressly assumes all risk of loss in connection with any damage or destruction to a Facility, whether or not such damage or destruction is insurable or insured against.  Tenant shall pay any insurance deductible and any other uninsured Losses.  If the net insurance proceeds paid to Landlord in connection with any such damage or destruction are more than sufficient, the surplus shall belong and be paid to Tenant; provided, however, that any such surplus shall be paid by Landlord to Tenant only following the disbursement of net insurance proceeds necessary to complete the repair and restoration work as required pursuant to this Article XI.  Proceeds of business interruption or similar insurance, if any, shall belong to Tenant, provided that such proceeds shall first be used exclusively to timely pay Rent and otherwise satisfy Tenant’s obligations under this Lease. Tenant shall not have any right under this Lease, and hereby waives all rights under applicable law, to abate, reduce, or offset rent by reason of any damage or destruction of any Facility by reason of an insured or uninsured casualty.

11.4Facility Mortgagee.  Notwithstanding anything in this Lease to the contrary, Tenant hereby acknowledges and agrees that any Facility Mortgagee may retain and disburse any net insurance proceeds payable in connection with any damage or destruction to a Facility.  In such event, Tenant shall comply with the requests and requirements of such Facility Mortgagee in connection with the performance of the repair and restoration work and the disbursement of the net insurance proceeds in connection therewith.  If in connection with any damage or destruction to a Facility, any Facility Mortgagee elects to require that any net insurance proceeds payable in connection with such damage or destruction to a Facility be applied by Landlord to reduce the outstanding principal balance of any Facility Mortgage, Landlord may elect, in its sole discretion and by notice to Tenant delivered promptly after the receipt by Landlord of notice of such election from Facility Mortgagee, to terminate this Lease as to the affected Facility, in which event the current Rent shall be equitably abated as of the effective date of such termination based on the allocable share of Landlord’s initial investment in the Premises to the affected Facility.   Notwithstanding anything in this Lease to the contrary, Tenant shall remain liable for any uninsured portion of any damage or destruction if this Lease is so terminated as to the applicable Facility. If Landlord elects not to terminate this Lease as to the affected Facility (despite the applicable Facility Mortgagee having made the election to require that any net insurance proceeds payable in connection with such damage or destruction to a Facility be applied by Landlord to reduce the outstanding principal balance of such Facility Mortgage), Landlord’s own funds shall be disbursed to Tenant from time to time as, when, and subject to the satisfaction of the same terms, conditions and requirements as would have governed the disbursement of net insurance proceeds that Landlord’s funds replace.

Article XII
CONDEMNATION

12.1General.  Except as provided to the contrary in this Article XII, a Condemnation of any Facility or any portion thereof shall not terminate this Lease, which shall remain in full force and effect, and Tenant hereby waives all rights under applicable law to abate, reduce or offset Rent by reason of any such Condemnation.

12.2Notice of Taking.  Tenant and Landlord, as the case may be, promptly upon obtaining knowledge of the institution of any proceeding for a Condemnation, shall each notify the other and any Facility Mortgagee thereof and Tenant, Landlord and Facility Mortgagee shall be entitled to participate in any Condemnation proceeding.

12.3Complete Taking.  In the event of a Complete Taking of any Facility and as of the effective date of such Complete Taking, this Lease shall automatically terminate with respect to such Facility and the current Base Rent shall be proportionally reduced based on the ratio of the applicable Facility’s EBITDAR to the EBITDAR of all Facilities.  The applicable calculations of EBITDAR shall be based on Tenant’s financials for the calendar quarter most recently ended as of the effective date of such Complete Taking.

12.4Partial Taking.  In the event of a Partial Taking of any Facility, this Lease shall remain in effect as to such Facility and, except as specifically set forth herein, Tenant’s obligation to make payments of Rent and to pay all other charges required under this Lease with respect to such Facility shall remain unabated during the Term notwithstanding such Partial Taking.  If such Partial Taking results in a reduced number of licensed beds at such Facility, then the current Base Rent shall be proportionally reduced based on (a) the ratio of the number of licensed beds reduced at such Facility to the total number of licensed beds at such Facility (prior to such Partial Taking) and (b) the ratio of the applicable Facility’s EBITDAR to the EBITDAR of all Facilities.  The applicable calculations of EBITDAR shall be based on Tenant’s financials for the calendar quarter most recently ended as of the effective date of such Partial Taking.  By way of example only, if (1) a Facility originally containing 100 licensed beds suffers a casualty and the number of licensed beds is reduced to 80; (2) the total Base Rent under this Lease, prior to such casualty, is $1,000,000; (3) the total EBITDAR for all Facilities is $12,000,000.00; and (4) the EBITDAR for the damaged Facility is $4,000,000.00, then the Base Rent would be reduced by $66,666.67 (i.e., (20 licensed beds/100 licensed beds) * ($4,000,000/$12,000,000) *$1,000,000).

12.5Temporary Taking.  In the event of a Temporary Taking of any Facility, this Lease shall remain in effect as to such Facility, Tenant’s obligation to make payments of Rent and to pay all other charges required under this Lease with respect to such Facility shall remain unabated during the Term notwithstanding such Temporary Taking, and Tenant shall be responsible for all obligations hereunder not affected by such Temporary Taking.

12.6Award Distribution.  Landlord alone shall be entitled to receive and retain any award for a Condemnation other than a Temporary Taking; provided, however, Landlord shall make available to Tenant the portion of the award necessary and specifically identified for restoration of the affected Facility (pursuant to Landlord’s disbursement requirements); and provided, further, that Tenant shall be entitled to submit its own claim in the event of any such Condemnation with respect to the value of Tenant’s leasehold interest in the applicable Facility, Tenant’s Personal Property, Tenant’s lost profits and/or the relocation costs incurred by Tenant as a result thereof.  In the event of a Temporary Taking of any Facility, Tenant shall be entitled to receive and retain any and all awards for the Temporary Taking.  If the period of the Temporary Taking shall extend beyond the Expiration Date, that part of the award for such Temporary Taking which represents compensation for the use or occupancy of such Facility (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period to and including the Expiration Date and Landlord shall receive so much as represents the period subsequent to the Expiration Date and, if applicable, Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoring the Premises as a result of such Temporary Taking.

12.7Relationship to Facility Mortgage.  Notwithstanding anything herein to the contrary, in the event that any Facility Mortgagee is entitled to any Condemnation award, or any portion thereof, under the terms of any Facility Mortgage, such award shall be applied, held and/or disbursed in accordance with the terms of the Facility Mortgage.  In the event that the Facility Mortgagee elects to apply the award to the indebtedness secured by the Facility Mortgage in the case of a Partial Taking as to which the restoration provisions of this Article XII apply, Landlord agrees to make available to Tenant for restoration of such Facility funds equal to the amount applied by the Facility Mortgagee.

Article XIII
DEFAULT

13.1Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” and there shall be no cure period therefor except as otherwise expressly provided in this Section 13.1:

13.1.1Tenant shall fail to pay any installment of Rent within five (5) calendar days of its Payment Date;

13.1.2(a) The revocation or termination of any Authorization that would have a material adverse effect on the operation of any Facility for its Primary Intended Use; (b) except as permitted pursuant to the terms of Article XI or Article XII in connection with a casualty or Condemnation, the voluntarily cessation of operations at any Facility; (c) the sale or transfer of all or any portion of any Authorization; or (d) the use of any Facility other than for its Primary Intended Use;

13.1.3Any material suspension, limitation or restriction placed upon Tenant, any Authorization, any Facility, the operations at any Facility or Tenant’s ability to admit residents or patients at the Premises (e.g., an inspection survey finding of immediate jeopardy at a facility or an admissions ban or non-payment for new admissions by any Thirty Party Payor Program resulting from an inspection survey); provided, however, if any such material suspension, limitation or restriction is curable by Tenant under the applicable Authorization or Legal Requirement, it shall not constitute an Event of Default if Tenant immediately commences to cure such breach and thereafter diligently pursues such cure to the completion thereof within the greater of:  (a) the time period in which the applicable governmental agency has given Tenant to undertake corrective action, including the additional time allotted under any appeal right so long as (i) Tenant has duly and timely filed an appeal and preserved such appeal right, and (ii) any adverse governmental action is stayed pending appeal, up to the moment such appeal is granted, withdrawn or denied, or (b) thirty (30) days after the occurrence of any such material suspension, limitation or restriction and provided further that in no event shall Tenant’s cure period be longer than ninety (90) days from any such material suspension, limitation or restriction;

13.1.4a default shall occur under any other lease or agreement between Landlord or an Affiliate of Landlord and Tenant (or Guarantor) or an Affiliate of Tenant (or Guarantor), or any letter of credit, guaranty, mortgage, deed of trust, or other instrument executed by Tenant (or Guarantor) or an Affiliate of Tenant (or Guarantor) in favor of Landlord or an Affiliate of Landlord, in every case, whether now or hereafter existing, where the default is not cured within any applicable grace or notice period set forth therein;

13.1.5a material default by Tenant or any Guarantor shall occur under any lease, guaranty, loan or financing agreement with any other party that is not cured within any applicable cure period provided for therein;

13.1.6Tenant, any Guarantor shall (a) admit in writing its inability to pay its debts generally as they become due; (b) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (c) make an assignment for the benefit of its creditors; (d) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or (e) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

13.1.7Any petition is filed by or against any Tenant or any Guarantor under federal bankruptcy laws, or any other proceeding is instituted by or against any Tenant or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Tenant or any Guarantor, or for any substantial part of the property of any Tenant or any Guarantor, and Tenants fails to notify Landlord of such proceeding within three (3) Business Days of the institution thereof and such proceeding is not dismissed within sixty (60) days after institution thereof, or any Tenant or any Guarantor shall take any action to authorize or effect any of the actions set forth above in this Section 13.1.7;

13.1.8Any of the representations or warranties made by Tenant in this Lease or by Guarantor in the Guaranty proves to be untrue when made in any material respect;

13.1.9Tenant fails to observe or perform any term, covenant or other obligation of Tenant set forth in Section 6.7 and such failure is not cured within ten (10) days after receipt of notice of such failure from Landlord;

13.1.10Tenant fails to perform or comply with the provisions of Section 3.1, Section 6.11, Section 6.12, Section 6.13, Article IX or Article XVII within the applicable time periods set forth therein, if any, and such failure is not cured within five (5) days of notice from Landlord; or

13.1.11Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within thirty (30) days after notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within sixty (60) days after such notice from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law.

13.2Remedies.  Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the applicable Situs State that are available to a lessor of real and personal property in the event of a default by its lessee, and as to the Lease Collateral, all remedies granted under the laws of the applicable Situs State to a secured party under its Uniform Commercial Code.  Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any Facility or to collect any rent due upon any such reletting.  Tenant shall pay Landlord, immediately upon demand, all expenses incurred by it in obtaining possession and reletting any Facility, including fees, commissions and costs of attorneys, architects, agents and brokers.

13.2.1Without limiting the foregoing, Landlord shall have the right (but not the obligation) to do any of the following upon an Event of Default:  (a) sue for the specific performance of any covenant of Tenant as to which it is in breach; (b) enter upon any Facility, terminate this Lease, dispossess Tenant from any Facility and/or collect money damages by reason of Tenant’s breach, including the acceleration of all Rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term; (c) elect to leave this Lease in place and sue for Rent and other money damages as the same come due; (d) (before or after repossession of a Facility pursuant to clause (b) above and whether or not this Lease has been terminated) relet such Facility to such tenant, for such term (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as it may determine in its sole discretion and collect and receive any rents payable by reason of such reletting; (e) sell any Lease Collateral in a non-judicial foreclosure sale and (e) appoint a monitor or other agent of Landlord to monitor the operations of any Facility.

13.2.2Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, Landlord shall be entitled, as a matter of right, to appoint a receiver to take possession of the Premises, pending the outcome of such proceedings, to manage the operation of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to the extent applicable and possible, to preserve or replace any Authorization or to otherwise substitute the licensee or provider thereof.  If a receiver is appointed pursuant hereto, the receiver shall be paid a reasonable fee for its services and all such fees and other expenses incurred by Landlord in connection with the appointment of the receiver shall be paid in addition to, and not in limitation of, the Rent otherwise due to Landlord hereunder.  Tenant irrevocably consents to the appointment of a receiver following an Event of Default and thus stipulates to and agrees not to contest the appointment of a receiver under such circumstances and for such purposes.

13.2.3If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default hereunder, make such payment or perform such act for the account and at the expense of Tenant, and enter upon the applicable Facility for the purpose of taking all such action as may be reasonably necessary.  No such entry shall be deemed an eviction of Tenant.  All sums so paid by Landlord and all necessary and incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by it, together with interest at the Agreed Rate from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Tenant to Landlord upon Landlord’s written demand therefor.

13.2.4No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity.  Any notice or cure period provided herein shall run concurrently with any provided by applicable law.

13.2.5If Landlord initiates judicial proceedings or if this Lease is terminated by Landlord pursuant to this Article XIII, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry, or repossession; and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

Article XIV
OBLIGATIONS OF TENANT ON EXPIRATION OR TERMINATION OF LEASE

14.1Surrender.  On the Expiration Date or earlier termination or cancellation of this Lease (or the earlier dispossession of Tenant from any Facility), Tenant shall deliver to Landlord or Landlord’s designee (a) possession of each Facility in a neat and clean condition, with each Facility being fully operational as of such date and in compliance with all Authorizations, and (b) all business records (other than corporate financial records or proprietary materials), data, patient and resident records, and patient and resident trust accounts, which may be necessary, desirable or advisable for the operation of each Facility for its Primary Intended Use.  Tenant shall have no obligation to perform any Alterations necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of such Facility to Landlord or Landlord’s designee unless such Alterations were previously required hereunder or by the applicable licensing authorities to be undertaken by Tenant prior to the Expiration Date (or earlier termination date or cancellation of this Lease or earlier dispossession of Tenant from any Facility) and Tenant failed to do so.

14.2Transition.

14.2.1In connection with the expiration or earlier termination of this Lease with respect to any Facility, or the earlier dispossession of Tenant from any Facility, Landlord shall have the right to require an Operational Transfer with respect to such Facility by delivery to Tenant of a Transition Notice (as defined below).  As used in this Lease, “Operational Transfer” shall mean the transfer and transition, practically and legally, of the day-to-day operations of a Facility for the Primary Intended Use of such Facility to Landlord and/or Landlord’s designee without interruption of the business activities therein, regulatory or otherwise. Landlord may exercise its right to require an Operational Transfer by delivering written notice to Tenant of Landlord’s election to require an Operational Transfer (a “Transition Notice”) at any time.

14.2.2In connection with an Operational Transfer, or at the time of Tenant’s surrender of a Facility to Landlord or its designee, Tenant shall cooperate fully with Landlord or its designee in transferring (or obtaining) all Authorizations and Governmental Payors’ certifications and shall take all necessary actions, including, without limitation, filing such applications, petitions and transfer notices and making such assignments, conveyances and transfers as are necessary, desirable or advisable to accomplish an Operational Transfer.  In connection therewith, Tenant shall transfer, to the extent permitted by applicable law, to Landlord or Landlord’s designee all contracts, including contracts with Governmental Authorities, which may be necessary, desirable or advisable for the operation of each Facility for its Primary Intended Use. Subject to all applicable Legal Requirements, Tenant hereby assigns, effective upon the Expiration Date or earlier termination or cancellation of this Lease (or the earlier dispossession of Tenant from any Facility), all rights to operate the Facility to Landlord or its designee, including all required Authorizations and all rights to apply for or otherwise obtain them.  In furtherance of the foregoing, Tenant agrees to enter into a commercially reasonable operations transfer agreement with Landlord or Landlord’s designee, which agreement shall provide, inter alia, for the proration of operational revenues and liabilities based on when Landlord or its designee actually takes possession of the applicable Facility or Facilities.

14.2.3Tenant agrees to enter into interim sublease agreements or management agreements as may be necessary to effect a transfer of the operations of the Facility or Facilities for their Primary Intended Use prior to the time that Landlord or its designee, as applicable, holds all Authorizations from all applicable Governmental Authorities necessary to so operate such Facility or Facilities, and Tenant shall remain as licensee and participating provider in any payment programs with Governmental Payors or third party payors in which a Facility participates until such time as Landlord or its designee has received all Authorizations necessary to operate any Facility. Notwithstanding the foregoing, as a condition to Tenant remaining as licensee and participating provider as set forth in this subsection, Landlord or its designee shall indemnify, defend, protect and hold harmless Tenant from and against any loss, damage, cost or expense incurred by Tenant on account of any third party claim to the extent directly caused by the acts or omissions of Landlord or its designee and during the period while relying on Tenant’s status as licensee or participating provider in any payment programs with Governmental Payors or third party payment programs in which a Facility participates.

14.2.4Notwithstanding anything in this Lease which may be construed to the contrary, if (i) Landlord delivers a Transition Notice as to a particular Facility or Facilities, (ii) the Term expires prior to the delivery of a Transition Notice but Landlord has not delivered a Closure Notice, or (iii) this Lease is terminated as a result of an Event of Default and Landlord has not delivered a Closure Notice, then in all such cases Tenant shall thereafter continue to operate the Facility or Facilities in accordance with all of the requirements of this Lease until the earliest to occur of the following: (a) the date on which a successor operator assumes operation of such Facility, (b) the date that is one hundred fifty (150) days after the Expiration Date, or (c) the date on which such Facility is closed by Tenant in accordance with and pursuant to the requirements of this Lease and in connection with a Closure Notice delivered by Landlord.

14.2.5If Tenant operates one or more Facilities after the Expiration Date or earlier termination of this Lease (either pursuant to Landlord’s request or pursuant to Section 14.2.4, then, from and after the expiration of this Lease and until the earliest to occur of the dates described in Section 14.2.4 (the “Reimbursement Period”), (a) Landlord shall provide Tenant with an operating budget, (b) Landlord shall include in the aforesaid operating budget, and Tenant shall continue to pay during the Reimbursement Period, all Rent that would have been owing under this Lease if this Lease had not expired (equitably prorated if Tenant operates less than all of the Facilities), and (c) Landlord shall reimburse Tenant for any operating deficits that Tenant may be required to fund out-of-pocket on account of operating losses and expenses incurred by Tenant by reason of, or arising out of compliance with, such budget with respect to the Reimbursement Period.  Any such reimbursement shall be due from Landlord to Tenant within thirty (30) days after request by Tenant, provided that Tenant shall furnish such documentation of any operating deficits, losses and expenses as Landlord may reasonably request.

14.2.6Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, prior to delivery of a Closure Notice by Landlord to Tenant, commence to wind up and terminate the operations of any Facility or relocate the patients or occupants of any Facility to any other health care facility (a “Facility Termination”).  Notwithstanding the foregoing, if Landlord has not delivered a Closure Notice or a Transition Notice to Tenant prior to the day that is one hundred twenty (120) days following the Expiration Date, then Tenant may, upon sixty (60) days notice to Landlord, commence Facility Termination as to the Facility and, upon the closure of the Facility in accordance with this Lease and all applicable Legal Requirements, Tenant shall vacate the Facility and surrender possession thereof to Landlord in accordance with all applicable requirements of this Lease.  If, prior to the day that is one hundred twenty (120) days following the Expiration Date or within sixty (60) days of notice to Landlord of Facility Termination, Landlord delivers a Transition Notice to Tenant; Tenant shall not commence or otherwise engage in a Facility Termination. If Landlord delivers a Closure Notice and elects to institute a Facility Termination, Tenant shall, upon the prior written approval of Landlord, take all commercially reasonable steps necessary, in compliance with all Legal Requirements and Authorizations, to timely effectuate the same, all at Tenant’s sole cost and expense.

14.2.7The terms of this Section 14.2 shall survive the expiration or sooner termination of this Lease.

14.3Tenant Personal Property.  Provided that no Event of Default then exists, in connection with the surrender of the Premises, Tenant may upon at least five (5) Business Days prior notice to Landlord remove from the Premises in a workmanlike manner all Tenant Personal Property, leaving the Premises in good and presentable condition and appearance, including repairing any damage caused by such removal; provided that Landlord shall have the right and option to purchase for itself or its designee the Tenant Personal Property for its then fair market value during such five (5) Business Day notice period, in which case Tenant shall so convey the Tenant Personal Property to Landlord or its designee by executing a bill of sale in a form reasonably required by Landlord.  If there is any Event of Default then existing, Tenant will not remove any Tenant Personal Property from the Premises and instead will, on demand from Landlord, convey it to Landlord or its designee for no additional consideration by executing a bill of sale in a form reasonably required by Landlord.  Title to any Tenant Personal Property which is not removed by Tenant as permitted above upon the expiration of the Term shall, at Landlord’s election, vest in Landlord or its designee; provided, however, that Landlord may remove and store or dispose at Tenant’s expense any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to Tenant.

14.4Facility Trade Name.  If this Lease is terminated by reason of an Event of Default or Landlord exercises its option to purchase or is otherwise entitled to retain the Tenant Personal Property pursuant to Section 14.3 above, Landlord or its designee shall be permitted to use the name under which each Facility has done business during the Term in connection with the continued operation of such Facility for its Primary Intended Use, but for no other use and not in connection with any other property or facility.

14.5Holding Over.  If Tenant shall for any reason remain in possession of any Facility after the Expiration Date, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental on the first (1st) Business Day of each month one and one-half (1½) times the total of the monthly Base Rent payable with respect to the last Lease Year, plus all Additional Rent accruing during the month and all other sums, if any, payable by Tenant pursuant to this Lease.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Expiration Date, nor shall anything contained herein be deemed to limit Landlord’s remedies.

Article XV
INDEMNIFICATION

In addition to the other indemnities contained in this Lease, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord and the Landlord Indemnified Parties from and against all Losses imposed upon or incurred by or asserted against Landlord or any Landlord Indemnified Parties by reason of:  (a) any accident, injury to or death of Persons or loss of or damage to property occurring on or about any Facility during the Term; (b) any use, misuse, non-use, condition, maintenance or repair of any Facility by Tenant; (c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease or the breach of any representation or warranty made by Tenant herein; and (d) any claim for malpractice, negligence or misconduct committed by any Person on or working from any Facility during the Term.  Any amounts which become payable by Tenant under this Article XV shall be paid within ten (10) days after demand by Landlord, and if not timely paid, shall bear interest at the Agreed Rate from the date of such demand until paid.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or any Landlord Indemnified Parties with counsel acceptable to Landlord in its sole discretion and shall not, under any circumstances, compromise or otherwise dispose of any suit, action or proceeding without obtaining Landlord’s written consent.  Landlord, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim for which Landlord or any Landlord Indemnified Parties are indemnified hereunder.  If Tenant does not act promptly and completely to satisfy its indemnification obligations hereunder, Landlord may resist and defend any such claims or causes of action against Landlord or any Landlord Indemnified Party at Tenant’s sole cost.  The terms of this Article XV shall survive the expiration or sooner termination of this Lease.  For purposes of this Article XV, any acts or omissions of Tenant, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.

Article XVI
LANDLORD’S FINANCING

16.1Grant Lien.  Tenant acknowledges that Landlord’s interest in the Premises is derived from the Prime Lease. Additionally, without the consent of Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Facility Mortgage upon any Facility or interest therein.  This Lease is and at all times shall be subject and subordinate to any such Facility Mortgage (including but not limited to the Prime Lease) which may now or hereafter affect any Facility or interest therein and to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof.  This provision shall be self-operative and no further instrument of subordination shall be required to give it full force and effect; provided, however, that in confirmation of such subordination, Tenant shall execute promptly any certificate or document that Landlord or any Facility Mortgagee may request for such purposes so long as the same contains commercially reasonable non-disturbance and attornment provisions.

16.2Attornment.  If Landlord’s interest in any Facility or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any Facility Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law:  (a) at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord” under this Lease or enter into a new lease substantially in the form of this Lease with the new owner or superior lessor, and Tenant shall take such actions to confirm the foregoing within ten (10) days after request; and (b) the new owner or superior lessor shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale, conveyance or termination; (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Lease occurring prior to such sale, conveyance or termination; (iii) bound by any previous modification or amendment to this Lease or any previous prepayment of more than one month’s rent, unless such modification, amendment or prepayment shall have been approved in writing by such Facility Mortgagee or, in the case of such prepayment, such prepayment of rent has actually been delivered to such new owner or superior lessor; or (iv) liable for any security deposit or other collateral deposited or delivered to Landlord pursuant to this Lease unless such security deposit or other collateral has actually been delivered to such new owner or superior lessor.

16.3Cooperation; Modifications.  Notwithstanding anything in this Lease to the contrary, Tenant hereby agrees that in connection with obtaining any Facility Mortgage for any Facility or interest therein, including, without limitation, where the Facility Mortgagee is an Agency Lender, Tenant shall: (i) execute and deliver to such Agency Lender or other Facility Mortgagee (on the form reasonably required by such Agency Lender or other Facility Mortgagee) any tenant regulatory agreements (including, without limitation, the form of regulatory agreement typically required by Agency Lenders), subordination agreements (including, without limitation, the form of subordination, assignment and security agreement typically required by Agency Lenders), or other similar agreements customarily required by Agency Lenders and other Facility Mortgagees in connection with a mortgage relating to a skilled nursing facility or assisted living facility, and (ii) modify this Lease as reasonably necessary to incorporate the provisions and requirements generally imposed by an Agency Lender or other Facility Mortgagee in connection with a facility lease relating to a skilled nursing facility or assisted living facility encumbered with a Facility Mortgage by an Agency Lender or other Facility Mortgagee, including, without limitation, requirements that: (a) Tenant comply with the operational requirements set forth in the applicable Facility Mortgage Documents (including, without limitation, the obligations under any regulatory agreement or subordination agreement with an Agency Lender or other Facility Mortgagee), and (b) obligate Tenant to fund reserves with the Agency Lender or other Facility Mortgagee for taxes, insurance and/or capital improvement and repair obligations as may be required by said Agency Lender or other Facility Mortgagee.  Notwithstanding the foregoing, this section shall not be deemed to (A) impose on Tenant obligations which (i) increase Tenant’s monetary obligations under this Lease, (ii) materially and adversely increase Tenant’s non-monetary obligations under this Lease or (B) diminish Tenant’s rights under this Lease, without Tenant’s prior written consent. In the event any Agency Lender or other Facility Mortgagee requires, as a condition to making a Facility Mortgage, an intercreditor agreement with any receivables lender of Tenant, Tenant shall enter into any such intercreditor agreement and shall take all commercially reasonable efforts to cause said receivables lender to enter into such intercreditor agreement with said Agency Lender or other Facility Mortgagee on terms acceptable to said Agency Lender or other Facility Mortgagee and Tenant’s receivables lender. If any new Facility Mortgage Documents to be executed by Landlord or any Affiliate of Landlord would impose on Tenant any obligations under this Section 16.3, Landlord shall provide copies of the same to Tenant for informational purposes (but not for Tenant’s approval) prior to the execution and delivery thereof by Landlord or any Affiliate of Landlord

16.4Compliance with Facility Mortgage Documents. Tenant acknowledges that any Facility Mortgage Documents executed by Landlord or any Affiliate of Landlord may impose certain obligations on the “borrower” or other counterparty thereunder to comply with or cause the operator and/or lessee of any Facility to comply with all representations, covenants and warranties contained therein relating to such Facility and the operator and/or lessee of such Facility, including, covenants relating to (a) the maintenance and repair of such Facility; (b) maintenance and submission of financial records and accounts of the operation of such Facility and related financial and other information regarding the operator and/or lessee of such Facility and such Facility itself; (c) the procurement of insurance policies with respect to such Facility; (d) periodic inspection and access rights in favor of the Facility Mortgagee; and (e) without limiting the foregoing, compliance with all applicable Legal Requirements relating to such Facility and the operations thereof.  For so long as any Facility Mortgages encumber any Facility or interest therein, Tenant covenants and agrees, at its sole cost and expense and for the express benefit of Landlord, to operate such Facility in strict compliance with the terms and conditions of the Facility Mortgage Documents (other than payment of any indebtedness evidenced or secured thereby) and to timely perform all of the obligations of Landlord relating thereto, or to the extent that any of such duties and obligations may not properly be performed by Tenant, Tenant shall cooperate with and assist Landlord in the performance thereof (other than payment of any indebtedness evidenced or secured thereby); provided, however, this Section 16.4 shall not be deemed to impose on Tenant obligations materially more burdensome than Tenant’s obligations otherwise under this Lease, increase Tenant’s monetary obligations under this Lease, or materially diminish Tenant’s rights under this Lease.  If any new Facility Mortgage Documents to be executed by Landlord or any Affiliate of Landlord would impose on Tenant any obligations under this Section 16.4, Landlord shall provide copies of the same to Tenant for informational purposes (but not for Tenant’s approval) prior to the execution and delivery thereof by Landlord or any Affiliate of Landlord.

Article XVII
ASSIGNMENT AND SUBLETTING

17.1Prohibition.  Without the prior written consent of Landlord and, to the extent required under the Prime Lease, the Prime Landlord, which may be withheld or conditioned in each of their sole and absolute discretions, Tenant shall not suffer or permit any Transfer (including, without limitation, a Transfer of this Lease or any interest herein) other than a Transfer that is expressly permitted pursuant to the terms of this Lease.  Any such purported Transfer without Landlord’s prior written consent (each an “Unapproved Transfer”) shall be void and shall, at Landlord’s sole option, constitute an Event of Default giving rise to Landlord’s right, among other things, to terminate this Lease.  If Landlord elects to waive its right to terminate this Lease as a result of any such Unapproved Transfer, this Lease shall continue in full force and effect.

17.2Landlord Consent.  If Landlord consents to a Transfer, such Transfer shall not be effective and valid unless and until the applicable transferee executes and delivers to Landlord any and all documentation reasonably required by Landlord.  Any consent by Landlord to a particular Transfer shall not constitute consent or approval of any subsequent Transfer, and Landlord’s written consent shall be required in all such instances.  No consent by Landlord to any Transfer shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for payment and performance of all obligations under this Lease.  Without limiting the generality of the foregoing, in connection with any sublease arrangement that has been approved by Landlord, as a condition precedent to any such approval, any such sublease agreement shall include provisions required by Landlord pertaining to protecting its status as a real estate investment trust.

17.3Transfers to Affiliates.  Notwithstanding Section 17.1 to the contrary, but subject to the rights of any Facility Mortgagee and specifically the terms of the Prime Lease, Tenant may, without Landlord’s prior written consent, assign this Lease or sublease any Facility to a Person wholly owned and Controlled by Tenant or any Guarantor if all of the following are first satisfied:  (a) such assignee fully assumes Tenant’s obligations hereunder; (b) Tenant remains fully liable hereunder and Guarantor remains fully liable under the Guaranty; (c) the use of such Facility remains unchanged; (d) Landlord in its reasonable discretion shall have approved the form and content of all documents for such assignment or sublease and received an executed counterpart thereof; (e) Tenant delivers evidence to Landlord that such assignment or subletting is permissible under all applicable Authorizations or that all necessary consents have been obtained to consummate such assignment or subletting; and (f) Tenant and/or such assignee executes and delivers such other documents as may be reasonably required by Landlord to effectuate the assignment and continue the security interests and other rights of Landlord pursuant to this Lease or any other documents executed in connection herewith.

17.4Permitted Occupancy Agreements.  Notwithstanding Section 17.1 to the contrary, Tenant may enter into an occupancy agreement with residents of each Facility without the prior written consent of Landlord provided that (a) the agreement does not provide for life care services; (b) the agreement does not contain any type of rate lock provision or rate guaranty for more than one calendar year; (c) the agreement does not provide for any rent reduction or waiver other than for an introductory period not to exceed thirty (30) days; (d) Tenant may not collect rent for more than one month in advance other than one month of rent collected as security for the performance of the resident’s obligations to Tenant, which amount is held in a separate escrow account for the benefit of such resident; and (e) all residents of each Facility are accurately shown in accounting records for such Facility.  Without the prior written consent of Landlord, Tenant shall not materially change the form of resident occupancy agreement that was submitted to Landlord prior to the Commencement Date; provided, however, no consent will be required for changes required by applicable law, including applicable licensure laws, but all changes to the form of resident occupancy agreement will be provided to Landlord as and when such changes are made.

17.5Costs.  Tenant shall reimburse Landlord and any Facility Mortgagee for their reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment, master subletting or management arrangement, including reasonable attorneys’ or other consultants’ fees whether or not such assignment, master sublease or management agreement is ultimately consummated or executed.

Article XVIII
CERTAIN RIGHTS OF LANDLORD

18.1Right of Entry.  Landlord and its representatives may enter on any Facility at any reasonable time after reasonable notice to Tenant to inspect such Facility for compliance to this Lease, to exhibit such Facility for sale, lease or mortgaging, or for any other reason; provided, however, that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanic’s or materialman’s lien law.  No such entry shall unreasonably interfere with residents, patients, patient care or the operations of such Facility.

18.2Conveyance by Landlord.  If Landlord or any successor owner of any Facility shall convey such Facility other than as security for a debt, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer and, subject to Section 16.2, all such future liabilities and obligations shall thereupon be binding upon the new owner.

18.3Granting of Easements, etc.  Landlord may, from time to time, with respect to each Facility:  (a) grant easements, covenants and restrictions, and other rights in the nature of easements, covenants and restrictions, (b) release existing easements, covenants and restrictions, or other rights in the nature of easements, covenants or restrictions, that are for the benefit of such Facility, (c) dedicate or transfer unimproved portions of such Facility for road, highway or other public purposes, (d) execute petitions to have such Facility annexed to any municipal corporation or utility district, (e) execute amendments to any easements, covenants and restrictions affecting such Facility and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interests in such Facility) without the necessity of obtaining Tenant’s consent provided that such easement or other instrument or action contemplated by this Section 18.3 does not unreasonably interfere with Tenant’s operations at such Facility.  Notwithstanding anything in this Lease to the contrary, Landlord hereby reserves the right to enter into any sublease, license agreement, easement or other agreement pursuant to which a third party is given the right to access, maintain, or operate an antenna, cell tower, satellite dish, or other communication or telecommunication equipment on the Premises.  Any license fees, rent, or other consideration received on account of any such agreement shall be payable to Landlord.

18.4Excess Beds.

18.4.1For the avoidance of doubt, Tenant hereby acknowledges and agrees that all of the bed rights (whether related to a bed that is in service or not at any given time) associated with the operating licenses and other Authorizations for each Facility are owned by, and are the property of, Landlord and are appurtenant to the applicable Facility where located, notwithstanding that the rights to operate such beds may be held in Tenant’s name under Tenant’s Authorizations to operate a Facility. Throughout the Term (including any Extension Term), Tenant shall maintain and preserve all of the bed rights associated with the Authorizations for each Facility, including without limitation (i) bed rights that are “banked,” suspended or on similar status, and (ii) rights to currently or historically unused, non-operational or excess beds (collectively herein, and together with the bed rights associated with any such beds, “Excess Beds”). Tenant shall not commit any act or omission that would reasonably be expected to result in the sale, transfer, suspension, revocation, decertification or other material limitation of all or any portion of the bed rights associated with the operating licenses and other Authorizations for each Facility.

18.4.2Landlord may, at any time and from time to time, upon written notice to Tenant (an “Excess Bed Notice”) require Tenant (at no material expense to Tenant, and without compensation to Tenant) to cooperate in reactivating and transferring some or all of the Excess Beds at any Facility to any Person designated by Landlord, including without limitation the execution and delivery of an amendment to this Lease withdrawing the Excess Beds from this Lease (and terminating this Lease with respect to such Excess Beds). In the event that Tenant wishes to redeploy the Excess Beds that are the subject of an Excess Bed Notice itself and place them back into productive service for its own account at a Facility, it shall provide Landlord, within ten (10) days of receipt of Landlord’s Excess Bed Notice, with (a) written notice of its request to redeploy such Excess Beds scheduled to be transferred, together with (b) a reasonably detailed description of its proposed plans and timeline for doing so and including, without limitation, detailed financial projections showing the financial impact redeployment of such Excess Beds will have on the applicable Facilities. Tenant’s redeployment request and the plans, timeline, and projections submitted in connection therewith shall be subject to Landlord’s approval, which shall not be unreasonably withheld. If approved, Tenant shall thereafter have ninety (90) days from receipt of Landlord’s approval to initiate and make reasonable progress toward the accomplishment of such plans and timeline. If (x) Tenant fails to timely give notice of its intent to redeploy the Excess Beds, (y) Tenant does not, in the reasonable judgment of Landlord, make adequate progress on its redeployment plan and timeline by the ninetieth (90th) day following Landlord’s approval, or (z) Landlord reasonably denies its approval of Tenant’s plan and timeline, then Landlord shall have the right to proceed with the transfer described in the Excess Bed Notice and Tenant shall cooperate therewith as outlined herein. From and after the completion of any such transfer, Tenant shall be relieved of all obligations to maintain and preserve the bed rights in the transferred Excess Beds.

18.4.3Without limiting Landlord’s rights under Sections 18.4.1 and 18.4.2, during the Term Tenant may submit a written request to Landlord requesting Landlord’s approval, which shall not be unreasonably withheld, to Tenant redeploying Excess Beds and placing them back into productive service at one or more Facilities.  Such written notice shall include a detailed description of Tenant’s proposed plans and timeline for redeploying said Excess Beds and shall also include detailed financial projections showing the financial impact of such redeployment.  In the event Landlord approves of any such redeployment, all costs in connection therewith shall be borne exclusively by Tenant.

Article XIX
ENVIRONMENTAL MATTERS

19.1Hazardous Materials.  Tenant shall not allow any Hazardous Materials to be located in, on, under or about any Facility or incorporated in any Facility; provided, however, that Hazardous Materials may be brought, kept, used or disposed of in, on or about a Facility in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to such Facility’s Primary Intended Use and which are brought, kept, used and disposed of in strict compliance with all Hazardous Materials Laws.

19.2Notices.  Tenant shall immediately advise Landlord in writing of (a) any Environmental Activities in violation of any Hazardous Materials Laws; (b) any Hazardous Materials Claims against Tenant or any Facility; (c) any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any Facility in violation of any Hazardous Materials Laws; (d) Tenant’s discovery of any occurrence or condition on or in the vicinity of any Facility that materially increase the risk that such Facility will be exposed to Hazardous Materials; and (e) all communications to or from Tenant, any governmental authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any Facility, including copies thereof.

19.3Remediation.  If Tenant becomes aware of a violation of any Hazardous Materials Laws  relating to any Hazardous Materials in, on, under or about any Facility or any adjacent property, or if Tenant, Landlord or any Facility becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate any Facility or any property adjacent thereto, Tenant shall immediately notify Landlord of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation in accordance with all applicable Legal Requirements and subject to Landlord’s prior approval as to scope, process, content and standard for completion.  If Tenant fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

19.4Indemnity.  Tenant shall indemnify, defend, protect, save, hold harmless and reimburse Landlord for, from and against any and all Losses (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during (but not after) the Term, (a) Environmental Activities, including the effects of such Environmental Activities on any Person or property within or outside the boundaries of the Land of any Facility, (b) the presence of any Hazardous Materials in, on, under or about any Facility caused by Tenant’s operation of the Facilities and (c) the violation of any Hazardous Material Laws.  For purposes hereof, Losses include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees and court costs, and all amounts paid in investigating, defending or settling any of the foregoing. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be liable for the presence of Hazardous Materials which existed in, on, under or about any Facility prior to the Commencement Date, or any violation of Hazardous Material Laws arising from a condition which existed prior to the Commencement Date

19.5Environmental Inspections.  Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) days written notice to Tenant, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of any Facility to determine Tenant’s compliance with this Article XIX.  Such inspection may include such testing, sampling and analyses as Landlord deems reasonably necessary and may be performed by experts retained by Landlord.  All costs and expenses incurred by Landlord under this 19.5 shall be paid on demand by Tenant in the event that Tenant has breached its obligations under this Article XIX or this Agreement.

Article XX
LANDLORD’S SECURITY INTEREST

20.1Grant of Security Interest.  For the purpose of securing the payment and performance obligations of Tenant hereunder, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant’s right, title and interest in and to the Property Collateral, Accounts Collateral and Authorization Collateral (collectively, the “Lease Collateral”).  This Lease constitutes a security agreement covering all such Lease Collateral.  This security interest and agreement shall survive the termination of this Lease resulting from an Event of Default.  Tenant shall pay all filing and reasonable record search fees and other costs for such additional security agreements, financing statements, fixture filings and other documents as Landlord may reasonably require to perfect or continue the perfection of its security interest.  Additionally, Tenant shall promptly execute such other separate security agreements with respect to the Lease Collateral as Landlord may request from time to time to further evidence the security interest in the Lease Collateral created by this Lease.

20.2Accounts Receivable Financing.  With Landlord’s prior written consent, which consent shall not be unreasonably withheld, the security interests and liens granted to Landlord in the Accounts Collateral may be subordinated to any first priority security interest granted in connection with accounts receivable financing secured by Tenant so long as: (a) Tenant’s accounts receivable lenders execute an intercreditor agreement with Landlord in form and substance reasonably acceptable to Landlord, and (b) no Event of Default exists hereunder.

20.3Certain Changes.  In no way waiving or modifying the provisions of Article XVII above, Tenant shall give Landlord at least thirty (30) days’ prior written notice of any change in Tenant’s principal place of business, name, identity, jurisdiction of organization or corporate structure.

Article XXI
QUIET ENJOYMENT

So long as Tenant shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy each Facility for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the Commencement Date or thereafter provided for in this Lease or consented to by Tenant.

Article XXII
NOTICES

All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Lease shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant:	If to Landlord:
ADK Georgia, LLC 454 Satellite Blvd. NW, Suite 100 Suwanee, GA 30024 Attn.: Brent Morrison
With a copy to:	With a copy to: Polsinelli PC 1201 West Peachtree Street NW Suite 1100 Atlanta, GA 30309 Attn.: David E. Gordon, Esq.

A party may designate a different address by notice as provided above.  Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt.  Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party.  Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

Article XXIII
MISCELLANEOUS

23.1Reserved.

23.2Memorandum of Lease.  Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the applicable Situs State.  Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the expiration or earlier termination of the Term.

23.3No Merger.  There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Premises.

23.4No Waiver.  No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any Event of Default shall constitute a waiver of any such breach or of any such term.  No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.5Acceptance of Surrender.  No surrender to Landlord of this Lease or any Facility, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6Attorneys’ Fees.  If Landlord or Tenant brings an action or other proceeding against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable outside attorneys’ fees incurred therein.  In addition to any other amount required to be paid by Tenant to Landlord under this Lease, Tenant shall pay, on behalf of Landlord, or reimburse Landlord for, all out-of-pocket costs or expenses paid or incurred by Landlord, including reasonable attorneys’ fees, in connection with entering into and administering this Lease and related agreements, including any of the following activities undertaken by, or on behalf of, Landlord under this Lease: (a) the review, execution, negotiation or delivery of any consent, waiver, estoppel, subordination agreement or approval requested of Landlord by Tenant under this Lease, including any request for consent to a Transfer, Alterations, any so-called “landlord’s waiver”, or any other matter over which Landlord has review or approval rights; (b) the review by Landlord or its representatives of any Plans and Specifications; (c) any assistance provided by Landlord in connection with any protest, appeal or other similar action undertaken by Tenant pursuant to this Lease; (d) the review, execution, negotiation or delivery of any intercreditor, subordination or similar agreement (or any amendment or supplement thereto) permitted pursuant to this Lease; (e) any revisions, extensions, renewals, amendments or “workouts” of this Lease, (f) the enforcement or satisfaction by Landlord of any of Tenant’s obligations under this Lease and Guarantor’s obligations under the Guaranty, including preparation of notices of an Event of Default and the collection of past due Rent.

23.7Brokers.  Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any Person which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and each shall indemnify, protect, hold harmless and defend the other from and against any liability for any fee or brokerage commission arising out of any act or omission of such indemnifying party.

23.8Severability.  If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

23.9Non-Recourse.  Tenant specifically agrees to look solely to the Premises for recovery of any judgment from Landlord; provided, however, the foregoing is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord.  Furthermore, in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

23.10Successors and Assigns.  This Lease shall be binding upon Landlord and its successors and assigns and, subject to the provisions of Article XVII, upon Tenant and its successors and assigns.

23.11Governing Law; Jury Waiver.  This Lease shall be governed by and construed and enforced in accordance with the internal laws of Delaware, without regard to the conflict of laws rules thereof; provided that that the law of the applicable Situs State shall govern procedures for enforcing, in the respective Situs State, provisional and other remedies directly related to such Facility and related personal property as may be required pursuant to the law of such Situs State, including without limitation the appointment of a receiver; and, further provided that the law of the Situs State also applies to the extent, but only to the extent, necessary to create, perfect and foreclose the security interests and liens created under this Lease.  EACH PARTY HEREBY WAIVES ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, INCLUDING RELATIONSHIP OF THE PARTIES, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY.

23.12Entire Agreement.  This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties.  Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this Lease.  All exhibits and schedules to this Lease are hereby incorporated herein by this reference.

23.13Headings.  All titles and headings to sections, articles or other subdivisions of this Lease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision.

23.14Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.  Executed copies hereof may be delivered by telecopier, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

23.15Joint and Several.  If more than one Person is the Tenant under this Lease, the liability of such Persons under this Lease shall be joint and several.

23.16Interpretation.  Both Landlord and Tenant have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated.  Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.  Whenever the words “including”, “include” or “includes” are used in this Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed.  Whenever the words “herein,” “hereof” and “hereunder” and other words of similar import are used in this Lease, they shall be interpreted to refer to this Lease as a whole and not to any particular article, section or other subdivision.  Whenever the words “day” or “days” are used in this Lease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary.  All references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease.

23.17Time of Essence.  Time is of the essence of this Lease and each provision hereof in which time of performance is established and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a day that is not a Business Day, then such period or date shall be extended until the immediately following Business Day.

23.18Further Assurances.  The parties agree to promptly sign all documents reasonably requested by the other party to give effect to the provisions of this Lease.

Article XXIV
liability for pre-commencement date operations

24.1Generally. Tenant shall not assume and shall not be liable for any debts, liabilities or obligations of Prior Tenant or otherwise arising from the operations of the Facility prior to the Commencement Date including, but not limited to (the “Excluded Liabilities”): any (i) expenses that accrue or arise prior to the Commencement Date; (ii) liabilities or obligations of the Prior Tenant to its creditors, shareholders, partners, members or owners, (iii) liabilities or obligations of the Prior Tenant with respect to any contracts (other than \ with respect to the contracts assumed pursuant to the Operations Transfer Agreement with respect to the period on and after the Commencement Date), acts, events or transactions occurring prior to, on or after the Commencement Date, (iv) liabilities or obligations of the Prior Tenant for any federal, state, county or local taxes applicable to or assessed against the Prior Tenant or the assets or business of the Prior Tenant, or (v) any contingent liabilities or obligations of the Prior Tenant, whether known or unknown by the Prior Tenant or Tenant, (vi) liabilities or obligations of the Prior Tenant relating to any of its employees, other than Retained Employees with respect to the period from and after the Commencement Date, or (vii) any other liabilities resulting from any act or failure to act by Prior Tenant before the Commencement Date.

24.2Cooperation.  Landlord shall use reasonable efforts to cooperate with and assist Tenant in an orderly transition of the operations of the Facility to Tenant, including without limitation cooperating with Tenant obtaining all governmental or quasi-governmental approvals that are necessary or appropriate in order for Tenant to operate the Facility under Georgia law, including all licenses issued by the Georgia Department of Community Health (“DCH”), and to begin to obtain Medicare and Medicaid provider agreements with respect to the Facility, causing Prior Tenant to timely file its final cost reports, causing Prior Tenant to timely deliver any accounts receivable due to Tenant.

24.3Overpayments; License Fees and Taxes. Subject to the limits set forth in Section 24.5, Landlord shall be liable for any alleged Medicare or Medicaid overpayment or any alleged underpayment of any tax or assessment for periods relating prior to the Commencement Date (collectively “Recapture Claims”) to the extent not paid by Prior Tenant prior to the Commencement Date. Subject to the limits set forth in Section 24.5, Landlord shall be liable for all amounts of any license fees/taxes or other amounts payable to any other government authority with jurisdiction over the Facility accrued through the Commencement Date, including but not limited to any Medicaid provider taxes or state bed tax or assessment to the extent not paid by Prior Tenant prior to the Commencement Date.

24.4Survey Violations. Subject to the limits set forth in Section 24.5, Landlord shall at its sole and exclusive cost and expense be liable and responsible for the correction of all violations cited by DCH or any governmental agency in any survey which have resulted in a denial of payment for new admissions as of the Closing Date that have not been cured or any such violations at a “level G” or above, or an IJ at Level I (“Survey”) prior to or on or after the Commencement Date as detailed in the Statement of Deficiencies issued by any governmental agency (“Statement”), if any, accompanying said Survey, and all proposed or imposed remedies, including but not limited to any civil monetary penalty, that result from any such condition or incident at the Facility prior to the Commencement Date or as a result of any action or inaction of Prior Tenant prior to or on the Commencement Date, until the same are cured and, if applicable, any denial of payment by, or termination of certification to participate in, the Medicare or Medicaid programs set forth in the Statement or otherwise resulting from the Survey or Statement is withdrawn.

24.5Indemnification.  Landlord shall, for a period of two years from the Effective Date, up to an aggregate limit of $500,000.00 (the “First Indemnity Cap”), indemnify, save, protect, defend and hold harmless Tenant and its respective employees, affiliates, members, managers, partners, officers, directors and agents (the “Tenant Indemnified Parties”), from and against all Losses arising from, out of, or relating to Excluded Liabilities. After the First Indemnity Cap, Landlord shall indemnify the Tenant Indemnified Parties for half of the Losses arising from, out of or relating to Excluded Liabilities up to a limit of $1,500,000 (the “Second Indemnity Cap”) so that the total potential indemnification obligation of Landlord is $1,000,000. In order to avail itself of indemnification under this Section, Tenant must take reasonable actions to minimize liability and defend against third party claims where Tenant may seek indemnification under this Section.

[Signature page follows]

IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first written above.

TENANT:

PS OPERATOR LLC
a Georgia limited liability company

By:
Name:
Title:

[Signatures continue on next page]

S-1

LANDLORD:

ADK GEORGIA, LLC,
a Georgia limited liability company

By:
Name:	Brent Morrison
Title:	Authorized Person

S-2

Exhibit A

Defined Terms

For all purposes of this Lease, except as otherwise expressly provided in the Lease or unless the context otherwise requires, the following terms have the meanings assigned to them in this exhibit and include the plural as well as the singular:

“Accounts Collateral” means, collectively, all of the following: (i) all of the accounts, accounts receivable, payment intangibles, health-care-insurance receivables and any other right to the payment of money in whatever form, of any of the Tenant Sublessees, or any other indebtedness of any Person owing to any of the Tenant Sublessees (whether constituting an account, chattel paper, document, instrument or general intangible), whether presently owned or hereafter acquired, arising from the provision of merchandise, goods or services by any Tenant Sublessee, or from the operations of any Tenant Sublessee at each Facility, including, without limitation, the right to payment of any interest or finance charges and other obligations with respect thereto; (ii) all of the rights, titles and interests of any of the Tenant Sublessees in, to and under all supporting obligations and all other liens and property subject thereto from time to time securing or purporting to secure any such accounts, accounts receivable, payment intangibles, health-care insurance receivables or other indebtedness owing to any of the Tenant Sublessees; (iii) all of the rights, titles and interests of any of the Tenant Sublessees in, to and under all guarantees, indemnities and warranties, letter-of-credit rights, supporting obligations, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such accounts, accounts receivable, payment intangibles, health-care insurance receivables or other indebtedness owing to any of the Tenant Sublessees; (iv) all of the now owned or hereafter acquired deposits of any of the Tenant Sublessees representing proceeds from accounts and any deposit account into which the same may be deposited, all other cash collections and other proceeds of the foregoing accounts, accounts receivable, payment intangibles, health-care insurance receivables or other indebtedness (including, without limitation, late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible), and all deposit accounts into which the same are deposited; (v) all proceeds (whether constituting accounts, chattel paper, documents, instruments or general intangibles) with respect to the foregoing; and (vi) all books and records with respect to any of the foregoing.

“Actual Capital Expenditures Amount” has the meaning set forth in Section 7.6.1.

“Additional Rent” has the meaning set forth in Section 2.2.

“Adjusted EBITDAR” means, for any period of determination, the aggregate net operating income of Tenant for such period to the extent derived from the operation of the Premises as reflected in financial statements prepared in accordance with GAAP, before the deduction of, to the extent allocable to the Premises for the applicable period of determination, without duplication, (1) interest expense, (2) income tax expense, (3) depreciation and amortization expense, and (4) Base Rent, in each case determined in accordance with GAAP, to the extent applicable. The following adjustments will be made to the calculation of Adjusted EBITDAR on a monthly basis: (1) any excess bad debt expense beyond 1.5% of revenue will be added back; (2) any CMPs, DNPAs or any other operator state implied penalties will be added back; (3) Extraordinary revenues and expenses due to COVID stimulus will be removed from the Adjusted EBITDAR calculation; (4) Any self-insurance policies expenses will be capped on a monthly basis; (5) one-time capital expenditure over $10,000 will be capitalized and added back; and, (6) any other non-cash charges in the quarter above $10,000 will be added back.

Exhibit A-1

“Affiliate” means with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Agency Lender” means any of: (i) the U.S. Department of Housing and Urban Development, (ii) the Federal National Mortgage Association (Fannie Mae), or (iii) the Federal Home Loan Mortgage Corporation (Freddie Mac), or any designees, agents, originators, or servicers of any of the foregoing.

“Agreed Rate” means 6.5% per annum, but in no event greater than the maximum rate then permitted under applicable law.  Interest at the aforesaid rates shall be determined for actual days elapsed based upon a 360 day year.

“Alterations” means, with respect to each Facility, any alteration, improvement, exchange, replacement, modification or expansion of the Leased Improvements or Fixtures at such Facility.

“Authorization” means, with respect to each Facility, any and all licenses, permits, certifications, accreditations, Provider Agreements, CONs, certificates of exemption, approvals, waivers, variances and other governmental or “quasi-governmental” authorizations necessary or advisable for the use of such Facility for its Primary Intended Use and receipt of reimbursement or other payments under any Third Party Payor Program in which such Facility participates.

“Authorization Collateral” means any Authorizations issued or licensed to, or leased or held by, Tenant.

“Bankruptcy Action” means, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law which is not dismissed within sixty (60) days of the filing thereof, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person seeking, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Facility; (v) such Person making an assignment for the benefit of creditors; or (vi) such Person taking any action in furtherance of any of the foregoing.

“Bankruptcy Code” means 11 U.S.C.  § 101 et seq., as the same may be amended from time to time.

“Base Rent” has the meaning set forth in Section 2.1.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York, are authorized, or obligated, by law or executive order, to close.

“Capital Alterations” means any Alteration for which the budgeted cost exceeds $125,000.

“Capital Expenditures” mean, with respect to each Facility, repairs, replacements and improvements to such Facility (other than the Landlord Personal Property) that (i) constitute capital expenditures in accordance with GAAP and (ii) have been completed in a good, workmanlike and lien free fashion and in compliance with all Legal Requirements and the terms of Sections 7.4 and 7.5 applicable to

Exhibit A-2

any Alterations. Capital Expenditures shall not include (a) expenses related to routine repairs and maintenance, (b) purchases of office equipment, or (c) any other expenditures reasonably determined by Landlord to be inappropriately characterized as a “capital expenditure”.

“Capital Expenditures Deposit” has the meaning set forth in Section 7.6.1.

“Capital Expenditures Report” has the meaning set forth in Section 7.6.1.

“Change in Control” means, as applied to any Person, a change in the Person that ultimately exerts effective Control over the first Person.

“Closure Notice” means a written notice delivered by Landlord to Tenant pursuant to which Landlord notifies Tenant that Tenant may commence a Facility Termination as to a particular Facility or Facilities.

“CMS” means the United States Department of Health, Centers for Medicare and Medicaid Services or any successor agency thereto.

“Code” means the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

“Commencement Date” has the meaning set forth in Section 1.3.

“Competing Facility” means a skilled nursing facility or assisted living facility or other health care facility providing services similar to those of the Primary Intended Use of any Facility, licensed or unlicensed, existing or to be constructed that (i) competes in any direct or indirect way with, or is comparable in any way to, any Facility and (ii) is located within a ten-mile radius of any Facility.

“Complete Taking” means the Condemnation of all or substantially all of a Facility or a Condemnation that results in a Facility no longer being capable of being operated for its Primary Intended Use.

“CON” means, with respect to each Facility, a certificate of need or similar permit or approval (not including conventional building permits) from a Governmental Authority related to (i) the construction and/or operation of such Facility for the use of a specified number of beds in a nursing facility, assisted living facility, senior independent living facility and/or rehabilitation hospital, or (ii) the alteration of such Facility or (iii) the modification of the services provided at such Facility used as a nursing facility, assisted living facility, senior independent living facility and/or rehabilitation hospital.

“Condemnation” means the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

“Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

“Contingent Obligation” means any direct or indirect liability of Tenant:  (i) with respect to any Debt of another Person; (ii) with respect to any undrawn portion of any letter of credit issued for the account of Tenant as to which Tenant is otherwise liable for the reimbursement of any drawing; (iii) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (iv) for any obligations of another Person pursuant to any guaranty or pursuant to any

Exhibit A-3

agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guarantied or otherwise supported.

“Construction Consultant” has the meaning set forth in Section 7.7.

“Control”, together with the correlative terms “Controlled” and “Controls,” means, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Debt” means, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit or for the deferred purchase price of property for which such Person or its assets is liable; (ii) all unfunded amounts under a loan agreement, letter of credit or other credit facility for which such Person would be liable if such amounts were advanced thereunder; (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests; (iv) all indebtedness guaranteed by such Person, directly or indirectly; (v) all obligations under leases that constitute capital leases for which such Person is liable; (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; (vii) off-balance sheet liabilities of such Person; and (viii) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business.

“EBITDAR” means, for any period of determination, the aggregate net operating income of Tenant for such period to the extent derived from the operation of the Premises as reflected in financial statements prepared in accordance with GAAP, before the deduction of, to the extent allocable to the Premises for the applicable period of determination, without duplication, (1) interest expense, (2) income tax expense, (3) depreciation and amortization expense provided that, for the purposes of calculating EBITDAR herein, any CARES Act funds received from the federal government or other similar provider relief funds from a government agency shall be added to GAAP revenue to the extent it is not included as revenue and included as revenue of the facility, and (4) Base Rent, in each case determined in accordance with GAAP, to the extent applicable

“Environmental Activities” mean, with respect to each Facility, the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from such Facility or located on or present on or under such Facility.

“Event of Default” has the meaning set forth in Section 13.1.

“Excess Beds” has the meaning set forth in Section 18.4.1.

“Excess Bed Notice” has the meaning set forth in Section 18.4.2.

“Expiration Date” means the Initial Expiration Date, as may be extended pursuant to Section 1.3.

“Extension Notice” has the meaning set forth in Section 1.3.

“Extension Term” has the meaning set forth in Section 1.3.

Exhibit A-4

“Facility” means the healthcare facility located on the Premises, as identified on Schedule 1 attached hereto, including, where the context requires, the Land, Leased Improvements, Intangibles and Landlord Personal Property associated with such healthcare facility.

“Facility Mortgage” means any mortgage, deed of trust or other security agreement or lien encumbering any Facility and securing an indebtedness of Landlord or any Affiliate of Landlord or any ground, building or similar lease (including the Prime Lease) or other title retention agreement to which any Facility are subject from time to time.

“Facility Mortgage Documents” means with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, lease or other financing vehicle pursuant thereto.  Facility Mortgage Documents shall also include, without limitation, any documents typically required by any Agency Lender in connection with a Facility Mortgage, including, but not limited to: (i) tenant regulatory agreements, (ii) intercreditor agreements with any receivables lender of Tenant, and (iii) any subordination, assignment, and security agreements.

“Facility Mortgagee” means the holder, lessor or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or lessor under the applicable Facility Mortgage Documents, including, without limitation, any Agency Lender.

“Facility Termination” has the meaning set forth in Section 14.2.6.

“First Indemnity Cap” has the meaning set forth in Section 24.5.

“Fixtures” means all equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on, or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

“GAAP” means generally accepted accounting principles, consistently applied.

“Governmental Authority” means any court, board, agency, commission, bureau, office or authority or any governmental unit (federal, state, county, district, municipal, city or otherwise) and any regulatory, administrative or other subdivision, department or branch of the foregoing, whether now or hereafter in existence, including, without limitation, CMS, the United States Department of Health and Human Services, any state licensing agency or any accreditation agency or other quasi-governmental authority.

“Governmental Payor” means any state or federal health care program providing medical assistance, health care insurance or other coverage of health care items or services for eligible individuals, including but not limited to the Medicare program more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the Medicaid program more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.

Exhibit A-5

“Gross Revenue” shall mean all revenue derived from operating the Facility and all departments and parts thereof, determined in accordance with GAAP including, but not limited to: income (from both cash and credit transactions, net of any fee therefor) from community fees, monthly occupancy fees, health care fees and any and all other fees and payments whatsoever received from residents and/or patients of the Facility; income from food and beverage and catering sales; income from vending machines; and proceeds, if any, from business interruption (but only to the extent it reimburses Tenant for lost income and not for additional or other expenses) or other loss of income insurance, all determined in accordance with GAAP; provided, however, that Gross Revenue shall not include (i) gratuities to employees at the Facility; (ii) federal, state or municipal excise, sales or use taxes or similar taxes imposed at the point of sale and collected directly from residents, patients or guests of the Facility or included as part of the sales price of any goods or services; (iii) proceeds of any insurance policy (except loss of income insurance as provided above) or condemnation or other taking; (iv) any cash refunds, rebates or discounts to residents and/or patients of the Facility, cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenue or components thereof; (v) resident and/or patient funds on deposit or security deposits until such time as the same are applied to current fees due for services rendered for the Facility; and (vi) awards of damages, settlement proceeds and other payments received by Owner in respect of any litigation other than litigation to collect fees due for services rendered from the Facility. Any community fees or deposits that are refunded to a resident and/or patient shall be credited against Gross Revenue during the month in which such refunds are made, if previously included in Gross Revenue.

“Guarantor” has the meaning set forth in Section 2.5.

“Guaranty” has the meaning set forth in Section 2.5.

“Hazardous Materials” mean (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to any Facility or to Persons on or about any Facility or cause any Facility to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is friable; (iii) urea formaldehyde in foam insulation or any other form; (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (v) medical wastes and biohazards; (vi) radon gas; and (vii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any Facility or the owners and/or occupants of property adjacent to or surrounding any Facility, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

“Hazardous Materials Laws” mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

“Hazardous Materials Claims” mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any Facility, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

“Impositions” means any property (real and personal) and other taxes and assessments levied or assessed with respect to this Lease, any Facility, Tenant’s interest therein or Landlord, with respect to any Facility, including, without limitation, any state or county occupation tax, bed taxes, provider fees, transaction

Exhibit A-6

privilege, franchise taxes, margin taxes, business privilege, rental tax or other excise taxes.  Notwithstanding the foregoing, Impositions shall not include any local, state or federal income tax based upon the net income of Landlord and any transfer tax or stamps arising from Landlord’s transfer of any interest in any Facility.

“Initial Expiration Date” means August 1, 2027 unless the Prime Lease shall terminate sooner in which case the Initial Expiration Date shall be the date of termination of the Prime Lease.

“Initial Term” has the meaning set forth in Section 1.3.

“Insurance Requirements” mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy, together with all fire underwriters’ regulations promulgated from time to time.

“Intangibles” means the interest, if any, of Landlord in and to any of the following intangible property owned by Landlord in connection with the Land and the Leased Improvements:  (i) the identity or business of each Facility as a going concern, including, without limitation, any names or trade names by which each Facility may be known, and all registrations for such names, if any; (ii) to the extent assignable or transferable, the interest, if any, of Landlord in and to each and every guaranty and warranty concerning the Leased Improvements or Fixtures, including, without limitation, any roofing, air conditioning, heating, elevator and other guaranty or warranty relating to the construction, maintenance or repair of the Leased Improvements or Fixtures; and (iii) the interest, if any, of Landlord in and to all Authorizations to the extent the same can be assigned or transferred in accordance with applicable law; provided, however, that the foregoing shall not include any CON issued to or held by Landlord which shall only be licensed to Tenant on a temporary basis, which license shall be revocable at any time by Landlord.

“Land” means, individually and collectively, the real property described in Exhibit B attached to this Lease.

“Landlord” has the meaning set forth in the opening preamble, together with any and all successors and assigns of the Landlord originally named herein.

“Landlord Personal Property” means the machinery, equipment, furniture and other personal property described in Exhibit C attached to this Lease, together with all replacements, modifications, alterations and substitutes thereof (whether or not constituting an upgrade).

“Landlord Indemnified Parties” means Landlord’s Affiliates and Landlord’s and its Affiliates’ agents, employees, owners, partners, members, managers, contractors, representatives, consultants, attorneys, auditors, officers and directors.

“Landlord’s Representatives” means Landlord’s agents, employees, contractors, consultants, attorneys, auditors, architects and other representatives.

“Lease” has the meaning set forth in the opening preamble.

“Lease Year” means (a) if the Commencement Date is the first (1st) day of a month, each successive period of twelve (12) calendar months during the Term, commencing as of the same day and month (but not year, except in the case of the first (1st) Lease Year) as the Commencement Date, or (b) if the Commencement Date is other than the first (1st) day of a month, each successive period of twelve (12) calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year of the Initial Term) as the day and month on which the Initial Expiration Date will occur.

Exhibit A-7

“Leased Improvements” means all buildings, structures and other improvements of every kind now or hereafter located on the Land including, alleyways and connecting tunnels, sidewalks, utility pipes, conduits, and lines (on-site and off-site to the extent Landlord has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures.

“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws (including common law and Hazardous Materials Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions applicable to Tenant or affecting any Facility or the applicable Tenant Personal Property or the maintenance, construction, use, condition, operation or alteration thereof, whether now or hereafter enacted and in force, including, any and all of the foregoing that relate to the use of each Facility for its Primary Intended Use.

“Licensing Impairment” means, with respect to each Facility, (i) the revocation, suspension or non-renewal of any Authorization, (ii) any withholding, non-payment, reduction or other adverse change respecting any Provider Agreement, (iii) any admissions hold under any Provider Agreement, or (iv) any other act or outcome similar to the foregoing that would impact Tenant’s ability to continue to operate such Facility for its Primary Intended Use or to receive any rents or profits therefrom.

“Losses” mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, reasonable attorneys’ and reasonable consultants’ fees and expenses.

“Management Agreement” means that certain Management Agreement by and between Tenant and Manager, which Management Agreement shall have a management fee of no more than five percent (5%) of annual Gross Revenue realized from the operation of the Facility (after adjustment for contractual adjustments and overpayment by providers).

“Manager” means the manager under the Management Agreement, which manager shall be an Affiliate of Tenant.

“Material Alterations” mean any Alterations that (i) would materially enlarge or reduce the size of the applicable Facility, (ii) would tie in or connect with any improvements on property adjacent to the applicable Land, or (iii) would affect the structural components of the applicable Facility or the main electrical, mechanical, plumbing, elevator or ventilating and air conditioning systems for such Facility in any material respect.

“Minimum Adjusted EBITDAR” has the meaning set forth in Section 1.4.

“OFAC” has the meaning set forth in Section 10.2.1.

“Operational Transfer” has the meaning set forth in Section 14.2.1.

“Operations Transfer Agreement” means that certain operations transfer agreement made by and between Tenant and Prior Tenant dated December 1, 2020, pursuant to which Prior Tenant transferred the operations of the Facility and certain assets related thereto to Tenant.

“Ordinary Course of Business” means in respect of any transaction involving Tenant, the ordinary course of business of Tenant, as conducted by Tenant in accordance with past practices.  In respect of any transaction involving a Facility or the operations thereof, the ordinary course of operations for such Facility, as conducted by Tenant in accordance with past practices.

Exhibit A-8

“Partial Taking” means any Condemnation of a Facility or any portion thereof that is not a Complete Taking.

“Payment Date” means any due date for the payment of the installments of Base Rent or any other sums payable under this Lease.

“Permitted Contingent Obligations” means each of the following:  (i) Contingent Obligations arising in respect of Tenant’s obligations under this Lease; (ii) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (iii) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed, with respect to any particular Tenant, $50,000 in the aggregate at any time outstanding; (iv) Contingent Obligations arising in connection with any Permitted Debt; and (v)  Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under this Lease.

“Permitted Debt” means the following:  (i) the obligations of Tenant under this Lease, (ii) subject to Section 20.2, accounts receivable financing, (iii) trade accounts payable arising and paid on a timely basis in the Ordinary Course of Business; and (iv) indebtedness constituting Permitted Encumbrances.

“Permitted Encumbrances” means, with respect to each Facility, collectively, (i) all easements, covenants, conditions, restrictions, agreements and other matters with respect to such Facility that (a) are of record as of the Commencement Date, (b) Landlord entered into after the Commencement Date (subject to the terms hereof); or (c) are specifically consented to in writing by Landlord, (ii) any liens for Impositions that are not yet due and payable; (iii) occupancy rights of residents and patients of such Facility; (iv) liens granted to Landlord and any Affiliate of Landlord; (v) liens customarily incurred by Tenant in the ordinary course of business for items not delinquent; (vi) any lien, charge or encumbrance which is being contested in good faith pursuant to the terms of this Lease; (vii) purchase money financing and capitalized equipment leases for the acquisition of personal property, provided, that Landlord receives a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be reasonably satisfactory to Landlord for any such financing where the original cost of the equipment financed exceeds $35,000; (viii) liens granted on property other than the Property Collateral and Authorization Collateral in respect of any working capital facility of Tenant, including, without limitation, liens on Tenant’s accounts receivable; provided, however, that any such working capital facility shall have first been approved by Landlord and the Facility Mortgagees; and (ix) liens of mechanics, laborers, materialman, suppliers or vendors for sums not yet due, provided that such reserve or other appropriate provisions as shall be required by law or GAAP or pursuant to prudent commercial practices shall have been made therefor.

“Person” means any individual, partnership, association, corporation, limited liability company or other entity.

“Plans and Specifications” has the meaning set forth in Section 7.5.1.

“Portfolio Coverage Ratio” means, as determined on a Testing Date based on the applicable period of determination or measurement, the ratio of (i) EBITDAR for all of the Facilities for the applicable period to (ii) Rent payments relating to such Facilities payable under this Lease for the applicable period.

“Premises” means, collectively, the Land, Leased Improvements, Related Rights, Fixtures, Intangibles and Landlord Personal Property.

“Premises Condition Report” has the meaning set forth in Section 7.2.

Exhibit A-9

“Primary Intended Use” means, as to each Facility, the type of healthcare facility corresponding to such Facility as shown on Schedule 1 attached hereto, with no less than the number of licensed beds as shown on Schedule 1 and for ancillary services relating thereto.

“Prime Landlord” means Spring Valley, LLC, or its successor and assigns pursuant to the Prime Lease.

“Prime Lease” means that certain Lease Agreement dated as of August 1, 2010 by and between William M. Foster, as landlord, and Landlord, as tenant, for the lease of, inter alia, the Premises, as assigned by William M. Foster to Spring Valley, LLC pursuant to that certain Assignment and Assumption of Lease dated September 1, 2018.

“Prior Tenant” means Powder Springs Road Associates, L.P., a Georgia limited partnership

“Prohibited Persons” has the meanings set forth in Section 10.2.1.

“Property Collateral” means all of Tenant’s right, title and interest in and to the Tenant Personal Property and any and all products, rents, proceeds and profits thereof in which Tenant now owns or hereafter acquires an interest or right.

“Provider Agreements” means any agreements issued to or held by Tenant pursuant to which any Facility is licensed, certified, approved or eligible to receive reimbursement under any Third Party Payor Program.

“Real Property Impositions” mean any real property Impositions secured by a lien encumbering any Facility or any portion thereof.

“Reimbursement Period” has the meaning set forth in Section 14.2.5.

“Related Rights” means all easements, rights and appurtenances relating to the Land and the Leased Improvements.

“Rent” means, collectively, Base Rent and Additional Rent.

“Required Capital Expenditures Amount” has the meaning set forth in Section 7.6.1.

“Required Per Bed Annual Capital Expenditures Amount” means an amount per licensed bed per Lease Year that Tenant is required to expend on Capital Expenditures with respect to each Facility.

“Second Indemnity Cap” has the meaning set forth in Section 24.5.

“Security Deposit” shall have the meaning set forth in Section 3.1.

“Situs State” means the state or commonwealth where a Facility is located.

“Temporary Taking” means any Condemnation of a Facility or any portion thereof, whether the same would constitute a Complete Taking or a Partial Taking, where the Condemnor or its designee uses or occupies such Facility, or any portion thereof, for no more than twelve consecutive (12) months.

“Tenant” has the meaning set forth in the opening preamble, together with any and all permitted successors and assigns of the Tenant originally named herein.

Exhibit A-10

“Tenant Personal Property” shall have the meaning set forth in Section 6.1.

“Tenant Sublessees” mean Tenant, and any direct or indirect subtenants or operator of any Facility, together with their successors and assigns and any additions thereto or replacements thereof.

“Term” means the Initial Term, plus any duly authorized Extension Terms.

“Testing Date” means the date as of which the Portfolio Coverage Ratio shall be determined for the applicable measurement period, which date shall be, except as may be specified to the contrary in the Lease, the last day of each calendar quarter during the Term.  Upon each Testing Date, the Portfolio Coverage Ratio shall be determined based upon the twelve trailing calendar months ending on such Testing Date.

“Third Party Payor Programs” shall mean any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic care or other goods or services rendered, supplied or administered to any admittee, occupant, resident or patient by or from any Governmental Authority, Governmental Payor, bureau, corporation, agency, commercial insurer, non-public entity, “HMO,” “PPO” or other comparable party.

“Transfer” means any of the following, whether effectuated directly or indirectly, through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assigning, conveying, selling, pledging, mortgaging, hypothecating or otherwise encumbering, transferring or disposing of all or any part of this Lease or Tenant’s leasehold estate hereunder, (ii) subletting of all or any part of any Facility; (iii) engaging the services of any Person for the management or operation of all or any part of any Facility; (iv) conveying, selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing of any stock, partnership, membership or other interests (whether equity or otherwise) in Tenant or any Person that Controls Tenant, if such conveyance, sale, assignment, transfer, pledge, hypothecation, encumbrance or disposition results, directly or indirectly, in a Change in Control of Tenant (or of such controlling Person); (v) merging or consolidating Tenant or any Person that Controls Tenant with or into any other Person, if such merger or consolidation, directly or indirectly, results in a Change in Control of Tenant (or in such controlling Person); (vi) dissolving Tenant or any Person that Controls Tenant; (vii) selling, conveying, assigning, or otherwise transferring all or substantially all of the assets of Tenant or any Person that Controls Tenant; (viii) selling, conveying, assigning or otherwise transferring any of the assets of Tenant, if the consolidated net worth of Tenant immediately following such transaction is not at least equal to the consolidated net worth of Tenant, as applicable, as of the Commencement Date; (ix) assigning, conveying, selling, pledging, mortgaging, hypothecating or otherwise encumbering, transferring or disposing of any Authorization; or (ix) entering into or permitting to be entered into any agreement or arrangement to do any of the foregoing or granting any option or other right to any Person to do any of the foregoing, other than to Landlord under this Lease.

“Transition Notice” shall have the meaning set forth in Section 14.2.1.

Exhibit A-11

Exhibit B

Description of the Land

[See attached.]

Exhibit B-1

Exhibit C

Landlord Personal Property

All machinery, equipment, furniture and other personal property located at or about any Facility and used in connection with the ownership, operation, or maintenance of any Facility, together with all replacements, modifications, alterations and substitutes thereof (whether or not constituting an upgrade) but excluding the following:

(a) [all vehicles (including any leasehold interests therein);

(b) all office supplies, medical supplies, food supplies, housekeeping supplies, laundry supplies, and inventories and supplies physically on hand at the Facility;

(c) all customer lists, patient files, and records related to patients (subject to patient confidentiality privileges) and all books and records with respect to the operation of the Facility;

(d) all employee time recording devices, proprietary software and discs used in connection with the operation of the Facility by Tenant or any Person who manages the operations of any Facility, all employee pagers, employee manuals, training materials, policies, procedures, and materials related thereto with respect to the operation of the Facilities; and

(e) all telephone numbers, brochures, pamphlets, flyers, mailers, and other promotional materials related to the marketing and advertising of the Tenant’s business at the Facility].

Exhibit C

Exhibit D

Financial, Management and Regulatory Reports

REPORT	DUE DATE

Monthly financial reports concerning the operations of each Facility and the combined Facilities or such other combination of this and related leases as reasonably requested by Landlord, which reports shall include a separate line item for Gross Revenue reported using a template provided by Landlord (which template may change from time to time as reasonably required by Landlord).

(Via e-mail to e-mail address as Landlord may designate from time to time)

Forty-five (45) days after the end of each calendar month

Monthly census reports concerning the operations of each Facility and the combined Facilities or such other combination of this and related leases as reasonably requested by Landlord, reported using a template provided by Landlord (which template may change from time to time as reasonably required by Landlord).

(Via e-mail to e-mail address as Landlord may designate from time to time)

Fifteen (15) days after the end of each calendar month
Monthly borrow base calculations on accounts receivable line of credit of Tenant and any Guarantor (Via e-mail to e-mail address as Landlord may designate from time to time)	Thirty (30) days after the end of each calendar month

Quarterly consolidated or combined financial statements (including income statement, cash flow statement and balance sheet) of Tenant and any Guarantor

(Via e-mail to e-mail address as Landlord may designate from time to time)

Forty-Five (45) days after the end of each of the first three quarters of the fiscal year of Tenant and such Guarantor
Quarterly accounts payable and accounts receivable aging reports of Tenant (Via e-mail to e-mail address as Landlord may designate from time to time)	Forty-Five (45) days after the end of each quarter of the fiscal year of Tenant

Annual consolidated or combined financial statements (including income statement, cash flow statement and balance sheet) of Tenant and any Guarantor audited by a reputable certified public accounting firm

(Via e-mail to e-mail address as Landlord may designate from time to time)

One Hundred Thirty Five (135) days after the fiscal year end of Tenant and such Guarantor
Quarterly litigation summaries of Tenant and any Guarantor (Via e-mail to e-mail address as Landlord may designate from time to time)	Thirty (30) days after the end of each quarter of the fiscal year of Tenant and such Guarantor

Regulatory reports and any related regulatory communications or cover letters with respect to each Facility, as follows:

(1)          all federal, state and local licensing and reimbursement certification surveys, inspection, and other reports received by Tenant as to any Facility and its operations, including state department of health licensing surveys and reports relating to complaint surveys;

(2)          Medicare and Medicaid certification surveys; and

(3)          life safety code survey reports and/or fire marshal survey reports.

(Via e-mail to e-mail address as Landlord may designate from time to time)

Five (5) Business Days after receipt

Reports of regulatory violations,
by written notice of the following:

(1)          any violation of any federal, state or local licensing or reimbursement certification statute or regulation, including Medicare or Medicaid;

(2)          any suspension, termination or restriction (including immediate jeopardy) placed upon Tenant or any Facility, the operation of any Facility or the ability to admit residents or patients;

(3)          the inclusion of any Facility on the “Special Focus List” maintained by CMS; or

(4)          any violation of any other permit, approval or certification in connection with any Facility or the operations thereof, by any federal, state or local authority, including Medicare or Medicaid.

Two (2) Business Days after receipt

Exhibit D

Written evidence of payment of all Impositions including but not limited to any provider fees or bed taxes to be paid by Tenant under the Lease.	Not later than thirty (30) days after the applicable due date for each Imposition.

Annual operating and capital budget
covering the operations of each Facility for the forthcoming fiscal year (which budget shall include month-to-month projections), reported using a template provided by Landlord (which template may change from time to time as reasonably required by Landlord).

(Via e-mail to e-mail address as Landlord may designate from time to time)

Thirty (30) days prior to beginning of each fiscal year

Disclosure of certain members of Facility management

Disclose the identity and resumes of each facility administrator, director of nursing, assistant director of nursing and minimum data set (MDS) coordinator. Disclose any departures of such individuals.

Beginning of lease term and within five (5) Business Days of any departures or hires
Medicaid Rate Letters Disclose copies of Medicaid Rate Letters received by each facility	Within ten (10) Business Days of receipt
Employee Turnover Rate Disclose employee turnover rate by employee position	Provide on a monthly basis
Certain Payroll Information Wage ranges by employee position and aggregate payroll summary by position	Provide every six (6) months
Quality Assurance and Performance Improvement (QAPI) Provide any QAPI reports or minutes	Provide every month
Managed Care Contracts Provide a list of managed care contracts and counterparty	Provide annually
Census Update Provide a daily census count and payor mix	Beginning upon an Event of Default and provided daily
List of FTE’s by Position Provide a redacted list of FTE’s by position	Provide at Closing
Operational Review Landlord shall have the right to conduct an onsite review of operations of a Facility.	Quarterly

Exhibit D

Schedule 1

Facility List

Facility Name	Facility Address	Primary Intended Use	No. of Beds/Units
Powder Springs Center for Nursing & Healing	3460 Powder Springs Road, Powder Springs, GA 30127	SNF	208

Defined Terms

“SNF”	Skilled Nursing Facility
“ALF”	Assisted Living Facility
“ILF”	Independent Living Facility
“ALZ”	Alzheimer’s Care/Memory Care Facility

Schedule 1

Schedule 2

TENANT OWNERSHIP STRUCTURE

Schedule 2

LEASE

Between

ADK Georgia, LLC,

a Georgia limited liability company,

as “Landlord”

and

PS Operator LLC,

a Georgia limited liability company,

as “Tenant”

Dated: January 1, 2021

Page No.

1.1	Definitions	1
1.2	Lease of Premises; Ownership	1
1.3	Term	1
1.4	Landlord’s Termination Right	1
1.5	Net Lease	2
Article II RENT		2
2.1	Base Rent	2
2.2	Additional Rent	2
2.3	Method of Payment	2
2.4	Late Payment of Rent	3
2.5	Offset	3
2.6	Guaranty	3
Article III SECURITY DEPOSIT		3
3.1	Security Deposit	3
Article IV IMPOSITIONS AND OTHER CHARGES		4
4.1	Impositions	4
4.2	Utilities; CC&Rs	5
4.3	Insurance	5
4.4	Other Charges	5
4.5	Real Property Imposition Impounds	6
4.6	Insurance Premium Impounds; Reserve Impounds; Miscellaneous Impounds	6
Article V ACCEPTANCE OF PREMISES; no impairment		6
5.1	Acceptance of Premises	6
5.2	No Impairment	6
Article VI OPERATING COVENANTS		7
6.1	Tenant Personal Property.	7
6.2	Landlord Personal Property	7
6.3	Primary Intended Use	7
6.4	Compliance with Legal Requirements and Authorizations	7
6.5	Preservation of Business	8
6.6	Maintenance of Books and Records	8
6.7	Financial, Management and Regulatory Reports	8
6.8	Estoppel Certificates	9
6.9	Furnish Information	9
6.10	Affiliate Transactions	9
6.11	Waste	9
6.12	Additional Covenants	9
6.13	No Liens	10
6.14	Landlord Trade Names and Marks	10
Article VII MAINTENANCE AND REPAIR		10

(i)

(continued)

Page No.

7.1	Tenant’s Maintenance Obligation	10
7.2	Premises Condition Report	10
7.3	Notice of Non-Responsibility	11
7.4	Permitted Alterations	11
7.5	Capital and Material Alterations	12
7.6	Capital Expenditures	12
7.7	Construction Consultant	13
7.8	Encroachments	13
Article VIII PERMITTED CONTESTS		13
Article IX INSURANCE		14
9.1	Required Policies	14
9.2	General Insurance Requirements	15
9.2.1	All of the policies of insurance required to be maintained by Tenant under this	15
9.3	Replacement Costs	16
9.4	Claims-Made Policies	16
9.5	Non-Renewal	16
9.6	Deductibles	16
9.7	Increase in Limits; Types of Coverages	17
9.8	No Separate Insurance	17
Article X REPRESENTATIONS AND WARRANTIES		18
10.1	General	18
10.2	Anti-Terrorism Representations	18
10.3	Additional Representations and Warranties	18
Article XI DAMAGE AND DESTRUCTION		19
11.1	Notice of Damage or Destruction	19
11.2	Restoration	19
11.3	Insufficient or Excess Proceeds	20
11.4	Facility Mortgagee	20
Article XII CONDEMNATION		20
12.1	General	20
12.2	Notice of Taking	20
12.3	Complete Taking	21
12.4	Partial Taking	21
12.5	Temporary Taking	21
12.6	Award Distribution	21
12.7	Relationship to Facility Mortgage	21
Article XIII DEFAULT		22
13.1	Events of Default	22
13.2	Remedies	23
Article XIV OBLIGATIONS OF TENANT ON EXPIRATION OR TERMINATION OF LEASE		24
14.1	Surrender	24
14.2	Transition	25

(ii)

(continued)

Page No.

14.3	Tenant Personal Property	26
14.4	Facility Trade Name	26
14.5	Holding Over	27
Article XV INDEMNIFICATION		27
Article XVI LANDLORD’S FINANCING		27
16.1	Grant Lien	27
16.2	Attornment	28
16.3	Cooperation; Modifications	28
16.4	Compliance with Facility Mortgage Documents	29
Article XVII ASSIGNMENT AND SUBLETTING		29
17.1	Prohibition	29
17.2	Landlord Consent	29
17.3	Transfers to Affiliates	30
17.4	Permitted Occupancy Agreements	30
17.5	Costs	30
Article XVIII CERTAIN RIGHTS OF LANDLORD		30
18.1	Right of Entry	30
18.2	Conveyance by Landlord	30
18.3	Granting of Easements, etc	31
18.4	Excess Beds	31
Article XIX ENVIRONMENTAL MATTERS		32
19.1	Hazardous Materials	32
19.2	Notices	32
19.3	Remediation	32
19.4	Indemnity	32
19.5	Environmental Inspections	33
Article XX LANDLORD’S SECURITY INTEREST		33
20.1	Grant of Security Interest	33
20.2	Accounts Receivable Financing	33
20.3	Certain Changes	33
Article XXI QUIET ENJOYMENT		33
Article XXII NOTICES		33
Article XXIII MISCELLANEOUS		34
23.1	Reserved.	34
23.2	Memorandum of Lease	34
23.3	No Merger	34
23.4	No Waiver	34
23.5	Acceptance of Surrender	35
23.6	Attorneys’ Fees	35
23.7	Brokers	35
23.8	Severability	35
23.9	Non-Recourse	35

(iii)

(continued)

Page No.

23.10	Successors and Assigns	35
23.11	Governing Law; Jury Waiver	35
23.12	Entire Agreement	36
23.13	Headings	36
23.14	Counterparts	36
23.15	Joint and Several	36
23.16	Interpretation	36
23.17	Time of Essence	36
23.18	Further Assurances	36
Article XXIV Liability for Pre-Commencement Date Operations		37
24.1	Generally.	37
24.2	Cooperation	37
24.3	Overpayments; License Fees and Taxes	37
24.4	Survey Violations	37
24.5	Indemnification	37

EXHIBITS/SCHEDULES

Exhibit A  Defined Terms

Exhibit B  Description of the Land

Exhibit C  Landlord Personal Property

Exhibit D  Financial, Management and Regulatory Reports

Schedule 1  Facility List

Schedule 2  TENANT OWNERSHIP STRUCTURE

(iv)